UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
F5, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Fiscal Year
2023 Annual
Shareholders Meeting
MEETING DETAILS	Time and Date March 14, 2024 at 11:00 a.m. Pacific Time
Virtual Meeting Location This year is a virtual meeting at www.virtualshareholdermeeting.com/FFIV2024
Record Date January 8, 2024. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.
Items of Business	1	To elect 11 directors nominated by the Board of Directors of the Company to hold office until the Annual Meeting of Shareholders for fiscal year 2024;
	2	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024;
	3	To approve, on an advisory basis, the compensation of our named executive officers; and
	4	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
By Order of the Board of Directors,

SCOT F. ROGERS Secretary
Seattle, Washington January 26, 2024

Notice of Fiscal Year 2023 Annual Shareholders Meeting

Your Vote Is Important!
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, please promptly vote and submit your proxy by phone, over the Internet, or by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope or otherwise completing the appropriate voting instruction form. If you decide to attend the Annual Meeting and wish to vote virtually at the meeting, please see “Questions and Answers About the Annual Meeting and These Proxy Materials” below.

Notice of Fiscal Year 2023 Annual Shareholders Meeting
Important Notice Regarding the Availability of Proxy Materials for
the Company’s Annual Meeting of Shareholders on March 14, 2024.
The F5, Inc. Proxy Statement and 2023 Annual Report to Shareholders are available online at www.proxyvote.com and on our website at www.f5.com under the “Company — Investor Relations — Financials” section.
Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.
WAYS TO VOTE	Vote by Internet www.proxyvote.com — 24 hours a day/7 days a week
Vote by Telephone 1-800-690-6903 via touch-tone — 24 hours a day/7 days a week
Vote Online During the Meeting See “Questions and Answers About the Annual Meeting and These Proxy Materials — How do I vote? — Voting “Virtually” at the Annual Meeting” below.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 13, 2024. Have your proxy card or notice in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 13, 2024. Have your proxy card or notice in hand when you call and then follow the instructions.
Your cooperation is appreciated since a majority of the shares of Company Common Stock entitled to vote must be represented at the virtual Annual Meeting, either in person or by proxy, to constitute a quorum for the conduct of business.
Please note that brokers may not vote your shares on the election of directors or on the advisory vote on executive compensation, in the absence of your specific instructions as to how to vote. Please vote your proxy or provide your specific instructions to your broker so your vote can be counted.

Proxy Statement Fiscal Year 2023 Annual
Meeting of Shareholders
F5, Inc. (“F5” or the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held on
March 14, 2024, at 11:00 a.m., Pacific Time, in a virtual format through a live webcast at www.virtualshareholdermeeting.com/FFIV2024, and at any adjournments or postponements thereof (the “Annual Meeting”). As used herein, “we,” “us,” “our,” “F5” or the “Company” refers to F5, Inc., a Washington corporation. Proxy materials are being made available and mailed to shareholders on or about January 26, 2024. The Company’s principal executive offices are located at 801 Fifth Avenue, Seattle, Washington 98104. The Company’s telephone number at that location is 206-272-5555.

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
ANNUAL MEETING OF SHAREHOLDERS	Time and Date March 14, 2024 at 11:00 a.m. Pacific Time
Virtual Meeting Location This year is a virtual meeting at www.virtualshareholdermeeting.com/FFIV2024
Record Date January 8, 2024
Mailing Date Approximately January 26, 2024
Voting Shareholders as of the record date are entitled to vote. Each share of Company Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals
MEETING AGENDA	• Election of the 11 directors listed in this Proxy Statement and on the proxy card
•	Advisory vote on compensation of our named executive officers
•	Ratification of PricewaterhouseCoopers LLP (PWC) as our independent registered public accounting firm for fiscal year 2024
•	Transact other business that may properly come before the meeting, or any adjournment or postponement
Fiscal Year 2023 Proxy Statement	1

Proxy Summary
	Proposal		Board Vote Recommendation	Page References for More Detail
VOTING MATTERS AND VOTE RECOMMENDATION	1	To elect 11 directors nominated by the Board to hold office until the Annual Meeting of Shareholders for fiscal year 2024	FOR (each nominee)	pp. 73
	2	Advisory vote to approve the compensation of our named executive officers	FOR	pp. 74
	3	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024	FOR	pp. 76
ABOUT F5
OUR VALUES:
2	Fiscal Year 2023 Proxy Statement

Proxy Summary
BOARD & GOVERNANCE HIGHLIGHTS	Independent Board Chair	10 of 11 Board Nominees are Independent	7 of 11 Board Nominees Identify as Diverse
	Declassified Board — All Directors Elected Annually	Share Ownership Guidelines for Executives & Directors	Clawback Policy for Named Executive Officers
	One-year Post-vesting Holding Period for Executive Equity Awards Beginning with Grants Awarded in Fiscal Year 2022	Majority Voting for All Directors	Third-Party Led Board Self-Assessment Process
	Independent Directors Meet Without Management Present	Prohibition on Hedging, Pledging and Short Sale of Company Stock
AWARDS AND COMPANY RECOGNITION	Ranked #1 in Fortune Modern Board	Application Delivery Controller 2023 PeerSpot Tech Leader Award	F5 named among 2023 America’s Climate Leaders in USA Today and Statista
	Merit Award Silver recipient for Excellence in Brand Activation	F5 named in the Top 10 in the Computer Services sector for America’s Most JUST Companies, by JUST Capital	Ten company employees were included in CRN’s 2023 Women of the Channel
FISCAL YEAR 2023 PERFORMANCE HIGHLIGHTS	Annual revenue $2.8 BILLION ↑4% over fiscal year 2022	Cash flow from operations $653 MILLION
	GAAP net income $395 MILLION	Cash returned to shareholders through share repurchases $350 MILLION
Fiscal Year 2023 Proxy Statement	3

Proxy Summary
COMPENSATION POLICIES AND PRACTICES LINKED TO SHAREHOLDER VALUE CREATION AND RISK MITIGATION	Pay for performance	We emphasize pay for performance and align executive compensation with the Company’s business objectives and performance, and the creation of long-term shareholder value.
	Threshold performance metrics	Incentive-based compensation is at risk and payable only if certain threshold performance metrics are achieved.
	No excise tax gross-ups	The Company does not provide “golden parachute” excise tax gross-ups upon a change in control of the Company.
	Benefit plans	The Company offers its executive officers only modest perquisites that are supported by a business interest and are consistent with broad-based benefit plans available to other employees.
	Stock ownership guidelines	Directors and Company executives are subject to stock ownership requirements that encourage alignment with the interests of shareholders.
Clawback policy
In the event of a restatement of any financial measure used in determining performance-based compensation for Company executives, the Company shall recover any payments to an executive in excess of what would have been received if determined based on the restated financial measure subject to limited exceptions.

No hedging of stock
Executive officers, directors and other employees are prohibited from trading in puts, calls or other derivatives of Company Common Stock or otherwise engaging in short sales of Company Common Stock or hedging transactions related to Company Common Stock. In addition, executive officers, directors and other employees are prohibited, except under limited exceptions, from holding Company Common Stock in a margin account or pledging Company Common Stock as collateral for a loan.

	No re-pricing of options	Under the terms of the equity plan, the re-pricing of underwater options is prohibited absent shareholder approval.
	Double-trigger change of control agreements	The Company’s change of control agreements with its executives contain a “double trigger” feature.
Post-vesting holding requirement
Beginning with awards granted in fiscal year 2022, Company executives must retain for at least one year the net shares received on the vesting of Restricted Stock Units, which aligns executives’ long-term incentives with the interests of shareholders.

	Annual advisory vote	Annual advisory vote on executive compensation provides shareholders with a direct opportunity to express their opinion regarding the Company’s executive pay practices.
	Capped incentive compensation	Executive incentive compensation is capped avoiding excessive risk-tasking and limiting to a reasonable level the amount of total performance-based compensation paid.
4	Fiscal Year 2023 Proxy Statement

Director Nominees	The following table provides summary information about each director nominee. Each director named below is a continuing director and all directors are elected annually by a majority of votes cast.
							Committees
Name	Age	Director Since	Occupation	Independent	Diverse(1)	Other Public Boards	Audit & Risk Oversight	Talent and Compensation	Nominating and ESG
Marianne N. Budnik	55	October 2022	Chief Marketing Officer, VAST Data; Director, Cerence, Inc.
Elizabeth L. Buse	62	September 2020	Director, U.S. Bancorp; Retired Chief Executive Officer, Monitise, Plc.
Michel Combes	61	September 2023	Executive Vice President, Claure Group; Director, Phillip Morris International; Director, Etisalat; non-voting Board Observer, Assystem SA
Michael L. Dreyer	60	October 2012	Director, Coherent Corp. (formerly II-VI Inc.); Retired Chief Operations Officer, Silicon Valley Bank
Tami Erwin	59	October 2023	Director, John Deere; Director, York Space Systems; Former Chief Executive Officer, Verizon Business Group
Alan J. Higginson	76	May 1996	Chairperson of the Board, F5; Former Chairperson, Hubspan, Inc.
Peter S. Klein	61	March 2015	Director, Denali Therapeutics; Director, Accolade; Retired Chief Financial Officer, Microsoft
François Locoh-Donou	52	April 2017	President and Chief Executive Officer, F5; Director, Capital One
Nikhil Mehta	46	January 2019	Chief Executive Officer, Gainsight, Inc.; Director, Lead Edge Growth Opportunities, Ltd.; Director, Pubmatic
Michael F. Montoya	52	June 2021	Chief Information Security Officer, Equinix
Sripada Shivananda	51	April 2020	Executive Vice President and Chief Technology Officer, PayPal Holdings, Inc.
= Chair	= Member	= Financial Expert
Fiscal Year 2023 Proxy Statement	5

1.
Directors included in the diverse designation represent individuals whose race, ethnicity, gender, or LGBTQ+ self-identification contribute to Board heterogeneity and expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, investors, and other stakeholders, and meet the definition of “diverse director” under the Nasdaq Listing Rules.

BOARD SKILLs AND DIVERSITY MATRIX

Financial Experience
10
Global Business
11
Senior Leadership
11
Strategy & Risk Management
10
Human Capital Management
4
Security/Cybersecurity
6
Software
9
Capital Markets
4
M&A Integration
7
Operational Expertise
5
ESG
6

Three of our 11 Director nominees are women, four of our 11 Director nominees are ethnically diverse with one identifying as Black, two identifying as Asian and one identifying as Hispanic/Latino(a). No Directors identify as LGBTQ+. One director identifies as a military veteran.

6	Fiscal Year 2023 Proxy Statement

Total number of directors: 11

Qualifications and Expertise	Marianne N. Budnik	Elizabeth L. Buse	Michel Combes	Michael L. Dreyer	Tami Erwin	Alan J. Higginson	Peter S. Klein	Francois Locoh-Donou	Nikhil Mehta	Michael F. Montoya	Sripada Shivananda
Financial Experience[1]		✓	✓	✓		✓	✓	✓	✓	✓	✓
Global Business	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Senior Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Strategy & Risk Management	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓
Human Capital Management	✓	✓			✓						✓
Security / Cybersecurity	✓			✓		✓		✓		✓	✓
Software	✓		✓	✓		✓	✓	✓	✓	✓	✓
Capital Markets		✓	✓				✓				
M&A Integration			✓	✓		✓	✓	✓		✓	✓
Operational Expertise			✓	✓	✓	✓		✓		✓	✓
ESG	✓	✓		✓						✓	✓

(1)	Represents Director nominees with financial fluency. The Board of Directors has determined that Mr. Klein is an “audit committee financial expert” as defined in Item 407 of Regulation S-K.
Fiscal Year 2023 Proxy Statement	7

Questions and Answers About the Annual Meeting and These Proxy
Materials
Why am I receiving these materials?
You are receiving these materials because you are a shareholder of the Company as of the close of business on January 8, 2024 (the “Record Date”) and are entitled to receive notice of the Annual Meeting and to vote on matters that will be presented at the meeting. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

How does the Board of Directors recommend that I vote?	The Board of Directors recommends that you vote:

• FOR the election of Marianne N. Budnik, Elizabeth L. Buse, Michel Combes, Michael L. Dreyer, Tami Erwin, Alan J. Higginson, Peter S. Klein, François Locoh-Donou, Nikhil Mehta, Michael F. Montoya and Sripada Shivananda as directors to hold office until the Annual Meeting of Shareholders for fiscal year 2024;

• FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
• FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
Will there be any other items of business on the agenda?
The Company is not aware, as of the date of this Proxy Statement, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?
Only holders of our Common Stock, no par value, at the close of business on the Record Date may vote at the Annual Meeting. We refer to the holders of Common Stock as “shareholders” throughout this Proxy Statement. Each shareholder is entitled to one vote for each share of Common Stock held as of the Record Date.

What constitutes a quorum, and why is a quorum required?
We need a quorum of shares of Common Stock eligible to vote to conduct business at our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the Record Date are represented at the virtual Annual Meeting either in person or by proxy. As of the close of business on the Record Date, we had 58,799,108 shares of Common Stock outstanding and entitled to vote at the virtual Annual Meeting, meaning that 29,399,555 shares of Common Stock must be represented in person or by proxy to have a quorum. Abstentions and broker non-votes (as described below) will also count towards the quorum requirement. Your shares will be counted toward the number needed for a quorum if you: (i) submit a valid proxy card or voting instruction form, (ii) give proper instructions over the telephone or on the Internet, or (iii) in the case of a shareholder of record, virtually attend the Annual Meeting.

8	Fiscal Year 2023 Proxy Statement

Questions and Answers About the Annual Meeting and These Proxy Materials
What is the difference between holding shares as a shareholder of record and as a beneficial owner?	Shareholder of Record. You are a shareholder of record if at the close of business on the Record Date your shares were registered directly in your name with Equiniti Trust Company, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the Record Date your shares were held by a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or nominee provides. If you wish to vote the shares you own beneficially at the virtual meeting, you should follow the voting instructions or other information you received from your broker or other nominee and the instructions on the website at www.virtualshareholdermeeting.com/FFIV2024. If you do not provide your broker or nominee with instructions on how to vote your shares or a legal proxy, your broker or nominee will be able to vote your shares with respect to some, but not all, of the proposals. Please see “What will happen if I do not vote my shares?” and “What if I do submit my proxy but do not specify how my shares are to be voted?” for additional information.

How do I vote?	Shareholders of Record. If you are a shareholder of record, there are several ways for you to vote your shares:

• Voting by Mail.  You may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than March 13, 2024 to be voted at the Annual Meeting. If you vote by telephone or on the Internet, please do not return your proxy card unless you wish to change your vote.

• Voting by Telephone. You may vote by telephone by using the toll-free number listed on your proxy card.

• Voting on the Internet.  You may vote on the Internet by using the voting portal found at www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. Voting via the Internet is a valid proxy voting method under the laws of the State of Washington (our state of incorporation).

• Voting “Virtually” at the Annual Meeting. You may vote your shares at the Annual Meeting by following the instructions on the website at www.virtualshareholdermeeting.com/FFIV2024. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you do not vote at the virtual Annual Meeting.

Beneficial Owners. You may vote by the method explained on the voting instructions or other information you receive from the broker or nominee.
Can I revoke or change my vote after I submit my proxy?	Yes. You may revoke or change your vote after submitting your proxy by one of the following procedures:

• Delivering a proxy revocation or another proxy bearing a later date to the Secretary of the Company at 801 Fifth Avenue, Seattle, Washington 98104 up until 11:59 p.m. Eastern Time the day before the Annual Meeting;

• If you have voted by Internet or telephone and still have your control number, you may change your vote via Internet or telephone up until 11:59 p.m. Eastern Time the day before the Annual Meeting; or

• Attending the Annual Meeting and voting virtually. If you are a beneficial owner, you should follow the voting instructions or other information you received from your broker or other nominee and the instructions on the website at www.virtualshareholdermeeting.com/FFIV2024.

Please note that attendance alone at the Annual Meeting will not revoke a proxy; you must actually vote at the virtual Annual Meeting.
Fiscal Year 2023 Proxy Statement	9

Questions and Answers About the Annual Meeting and These Proxy Materials
What will happen if I do not vote my shares?
Shareholders of Record. If you are the shareholder of record of your shares and you do not vote by mail, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under applicable stock exchange rules, your broker or nominee does not have discretion to vote your shares on non-routine matters, which include Proposals 1 and 2. However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 3.

What if I do submit my proxy but do not specify how my shares are to be voted?	If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

• FOR the election of Marianne N. Budnik, Elizabeth L. Buse, Michel Combes, Michael L. Dreyer, Tami Erwin, Alan J. Higginson, Peter S. Klein, François Locoh-Donou, Nikhil Mehta, Michael F. Montoya and Sripada Shivananda as directors to hold office until the Annual Meeting of Shareholders for fiscal year 2024;

• FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
• FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024.
What is the effect of an abstention or a “broker non-vote”?
Brokers or other nominees who hold shares of Common Stock for a beneficial owner generally have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. If you abstain from voting on a proposal, or if a broker or nominee indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present but will not be included in the vote totals with respect to the proposal. Furthermore, any abstention or broker non-vote will have no effect on the proposals to be considered at the Annual Meeting since these actions do not represent votes cast by shareholders.

What is the vote required for each proposal?	Proposal		Vote Required*	Broker Discretionary Voting Allowed
	1	Election of 11 directors nominated by the Board to hold office until the Annual Meeting of Shareholders for fiscal year 2024	Majority of Votes Cast	No
	2	Advisory vote to approve the compensation of our named executive officers	Majority of Votes Cast	No
	3	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024	Majority of Votes Cast	Yes
*
Under Washington law and the Company’s Fourth Amended and Restated Articles of Incorporation (the “Articles”) and Eighth Amended and Restated Bylaws (the “Bylaws”), if a quorum exists at the meeting, a nominee for director in an uncontested election will be elected by the vote of the majority of votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. If a director nominee who is an incumbent does not receive the requisite votes, that director’s term will end on the earliest of (i) the date on which the Board appoints an individual to fill the office held by that director; (ii) 90 days after the date on which an

10	Fiscal Year 2023 Proxy Statement

Questions and Answers About the Annual Meeting and These Proxy Materials
inspector determines the voting results as to that director; or (iii) the date of that director’s resignation. With respect to Proposals 2 and 3, a majority of votes cast means that the number of votes cast “FOR” the matter exceeds the number of votes cast “AGAINST” the respective matter.
With respect to Proposal 1, you may vote FOR the nominee, AGAINST the nominee, or you may vote ABSTAIN as to the nominee. The nominee will be elected if he or she receives more FOR votes than AGAINST votes. Proxies may not be voted for more than 11 directors and shareholders may not cumulate votes in the election of directors.
With respect to Proposals 2 and 3, you may vote FOR, AGAINST or ABSTAIN as to each proposal.
Why are we holding a virtual Annual Meeting?
We believe that it is best to hold a virtual only Annual Meeting because a virtual meeting provides broad and convenient access to and enables participation by our shareholders in a cost-reducing and environmentally friendly way. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.

How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FFIV2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 11:00 a.m. Pacific Time on March 14, 2024. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 10:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.

We will hold our question-and-answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.
You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/ FFIV2024. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.
CAN SHAREHOLDERS ASK QUESTIONS AT THE VIRTUAL ANNUAL MEETING?
Yes. We have designed the format of the virtual Annual Meeting to ensure that our shareholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. After the voting results are announced at the Annual Meeting, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Rules of Conduct for Annual Meeting of the Shareholders. During the Annual Meeting, you can view our Rules of Conduct and submit any questions at virtualshareholdermeeting.com/FFIV2024.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the Basic Call Center Support numbers located on the meeting login page for assistance.

What happens if the Annual Meeting is adjourned or postponed?	Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.
Fiscal Year 2023 Proxy Statement	11

Questions and Answers About the Annual Meeting and These Proxy Materials
Who is making this proxy solicitation and paying for the costs of this proxy solicitation?
The Board of Directors of the Company is soliciting the proxies accompanying this Proxy Statement. The Company will pay all of the costs of this proxy solicitation. However, you will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mail solicitation, officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving additional compensation. The Company has retained Alliance Advisors to assist with the solicitation of proxies in connection with the Annual Meeting. The Company will pay Alliance Advisors customary fees, which are expected to be $10,000 plus expenses. The Company, if requested, will pay brokers, banks, and other fiduciaries that hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to shareholders.

How can I find the results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available on our website at www.f5.com under the “Company — Investor Relations — Financials — SEC Filings” section.

12	Fiscal Year 2023 Proxy Statement

Corporate Governance
The Company’s relationship with its shareholders is an important part of the Company’s success and the Company believes it is important to engage with its shareholders and to obtain their perspectives. The Company’s management team believes that this approach to engaging openly with the Company’s shareholders on topics such as executive compensation, and Environmental, Social and Governance (ESG) issues drives increased corporate accountability, improves decision making, and ultimately creates long-term value. The Company is committed to:
Accountability Driving and supporting strong corporate governance and Board practices to ensure oversight, accountability, and good decision making.
Transparency Maintaining transparency on a range of financial, executive compensation, and governance issues to build trust and foster two-way dialogue that supports the Company’s business success.
Engagement Proactively engaging with shareholders in conversations on a variety of topics to identify emerging trends and issues to inform the Company’s thinking and approach.
SHAREHOLDER ENGAGEMENT AND ANNUAL ADVISORY VOTE
The Company’s senior management team, including the President and Chief Executive Officer, Chief Financial Officer, and Vice President of Investor Relations, regularly engages in meaningful dialogue with shareholders and potential shareholders through in-person, video, and teleconference meetings. During fiscal year 2023, F5 engaged with 127 institutional investors including shareholders representing approximately 41% of the Company’s total outstanding shares (based on holdings as set forth in their SEC filings as of September 30, 2023).

In addition to its routine shareholder engagement, the Company engages in proactive outreach to shareholders to discuss and receive input, provide additional information, and address questions about Environmental, Social, and Governance (ESG) topics, including with respect to executive compensation programs. These engagements enable us to better understand our shareholders’ priorities and perspectives and provide us with useful input. For example, items for discussion in fiscal year 2023 included recommended weighting between performance and time-based compensation and applicable key metrics for equity compensation.
During fiscal year 2023, the Company engaged with 15 investors regarding ESG topics, including some of our largest shareholders. Collectively these ESG-engaged shareholders represented approximately 31% of the Company’s total outstanding shares as of September 30, 2023.
In recognition of investor sentiment, for fiscal year 2023 we replaced the prior software revenue growth performance metric in our long-term incentive program with an Earnings Per Share (EPS) metric reflecting the Company’s focus on profitability.
The Committee carefully considers feedback from shareholders about the Company’s executive compensation, including the results of the shareholders’ annual advisory vote on executive compensation. The Committee believes this vote reflects overall support for the executive compensation program. Shareholders are invited to express their views to the Committee, including as described below under the heading “Communications with Directors.”
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Corporate Governance
ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (ESG) TOPICS
At F5, we care deeply not just about what we do, but how we do it. Our guiding principle to “do the right thing” applies to our employees, officers, Board of Directors, and our subsidiaries and controlled affiliates across the globe and is set forth in F5’s Code of Business Conduct and Ethics - available at www.f5.com under the “Company — Investor Relations — ESG — Governance Documents” section.

Most importantly, our principle to “do the right thing” is expressed every day at F5 in what we call BeF5 (culture behaviors) and LeadF5 (leadership principles).

This approach is reflected in our commitment to ESG – extending from the environmental sustainability of our products and operations to the well-being of our employees and our communities.
F5’s Nominating and ESG Committee of the Board provides oversight of the Company’s ESG program and reviews ESG strategy, disclosures, and metrics each quarter.
F5 also publishes an annual ESG Report aligned to the Sustainability Accounting Standards Board (SASB) disclosure framework. The report is available at f5.com under the “Company — Investor Relations — ESG” section for stakeholders.
ENVIRONMENTAL
In fiscal year 2023, F5 expanded its environmental commitments by submitting a target to reduce its absolute Scope 1 and 2 emissions by 50% and reduce its absolute Scope 3 emissions by 43% by 2030 from a 2021 baseline year, to the Science Board Target Initiative for verification.

F5 plans to reduce its operational emissions, referred to as Scope 1 and 2, by sourcing more renewable energy and improving its offices' energy efficiency. F5 identified that the majority of the Company's emissions, however, come from the value chain, referred to as Scope 3. This will require F5 to prioritize more sustainable design and energy performance in its products and services, followed by focus on decarbonizing its supply chain, in order to reach its science-based target.
SOCIAL	Employees
As of September 30, 2023, F5 had 6,524 employees – over 99% of whom were fulltime employees. Our employees are in 47 countries, with 49% of employees in the United States.
F5 has experienced no work stoppages in fiscal year 2023 and none of our employees in the United States are represented by a labor union. We believe that our employee relations are in good standing overall, as evidenced by our bi-annual employee engagement survey results. As of June 2023, our employees reported high satisfaction on several key questions, including:
•	83% of employees favorably rate “I am proud to work for F5.”
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•	87% of employees favorably rate “At F5, employees are treated equally and fairly regardless of their background.”
•	80% of employees favorably rate “F5 has a great culture.”
A survey measure that F5 tracks closely as a gauge of our culture decreased from fiscal year 2022. As of June 2023, 76% of employees favorably rate “I feel a sense of belonging at F5,” compared to 84% the year prior. The employee comments in the survey highlighted changes in fiscal year 2023 related to a reduction in force, compensation, and benefits among the key reasons for the decline of our belonging score and underlined the areas F5 needs to consider to maintain our culture.
Growth and development
We provide employees with opportunities to improve their technical and professional knowledge, nurture our innovation ecosystem, strengthen management and leadership, as well as maintain high standards of business integrity through ongoing compliance training.
These development opportunities are available through live employee events during Innovation Months, Idea Fests, Technology Days and Learning Days dedicated to exploring innovative ideas, such as Generative AI. In fiscal year 2023, employees submitted hundreds of ideas to F5’s in-house innovation accelerator, called Greenhouse, with multiple proposals ultimately “graduating” to an open-source project, patent application, research publication or further incubation. F5 also offers employees customized learning paths, leadership coaching, global mentor and sponsorship programs, and multiple third-party resources to enhance internal learning opportunities.
Compensation and Benefits
F5 aims to attract, reward, and retain extraordinary talent from diverse backgrounds by offering a total compensation package that is equitable, flexible, and market competitive. This includes base pay, incentive plans, restricted stock unit grants (“RSUs”), Employee Stock Purchase Plan, retirement plans, healthcare, paid time off and family leave that F5 provides to employees, as well as the programs that support the diverse needs of its employees’ overall health and wellbeing.
In fiscal year 2023, F5 launched free and global access to therapy and coaching sessions to all employees, and renewed its popular Wellness Weekends, which provide one weekend a quarter when all employees have a set Friday through Monday off to reset and refresh.
However, in response to both macroeconomic and post-COVID-19 pandemic conditions, two significant changes were made to F5 employees’ compensation and benefits in fiscal year 2023:
•
In the second quarter of fiscal year 2023, we altered our incentive plans to reduce our operating budgets. F5 eliminated the annual cash bonus for the CEO, capped annual cash bonuses for executives to 30% of target bonus and reduced the funding pool for employee Management by Objective (“MBO”) plans by 50% for the first three quarters of the year and by 35% for the fourth quarter.

•
In the third quarter of fiscal year 2023, F5 updated its Freedom to Flex Program to reflect the worldwide expiration of COVID-19 pandemic health and safety protocols. In order to balance the Company’s goals for employee collaboration and connection, with employees continued need for flexibility from their employer, F5 began requiring all employees within 30 commutable miles of an F5 office that accommodates 30 or more employees, to work in the office for 30 business days each quarter. The remainder of employees worldwide continue to be offered a choice to work fully remote, hybrid or full-time in an F5 office.

Diversity and Inclusion
F5 believes our differences – when embraced with humility and respect – drive smarter decisions, increased innovation, stronger performance, and a culture where everyone can be themselves and reach their full potential.
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Outlined in our strategic framework called “IDEA,” Inclusion, Diversity, Equity and Allyship requires focus and engagement at all levels of the organization and is embedded into our ways of working.
To increase inclusion at F5, we foster communities through our Employee Inclusion Groups (“EIGs”) – F5 Ability, F5 Appreciates Blackness, F5 Connects Women, F5 Latinx e Hispanos Unidos, F5 Military Veterans and F5 Pride – bringing people together across F5 and around the world. F5 also offers differentiated development programs to help address the barriers for underrepresented groups in the Company. In fiscal year 2023, F5’s commitment to increase representation at F5 for Women, Black, and Latinx employees across management and leadership positions, and the Company overall, was a focus of both our mentor and sponsorship programs.
Our diversity and equity as a company is advanced by the transparency of the actions we take to build a culture of belonging and representation. F5’s progress during fiscal year 2023 is detailed in the annual F5 Diversity and Inclusion Report available at f5.com under Company — Diversity & Inclusion and in the results of the diverse representation and employee inclusion score metrics for the Company’s executives’ short-term cash incentive program included in the section below entitled 2023 Cash Incentive Award.
Finally, allyship is critical to the sustainability of our diversity and inclusion program at F5. The F5ers engaging with this program are on a continuous learning journey to build a culture where everyone feels they belong and can reach their full potential. Each month, content is made available to the allyship community to deepen their understanding of experiences different from their own and gain new skills to speak up and speak out as active participants in creating a more diverse and inclusive F5.
Global Good
F5 Global Good represents the Company’s commitment to community development, in alignment with our employee engagement and diversity and inclusion goals. Together, F5 and its employees donated over $3.8 million to over 3,000 non-profits worldwide in fiscal year 2023.
We are proud that employees direct the entirety of Global Good’s donations, through both the Company matching program and grant selection committees. In fiscal year 2023, more than half of all worldwide employees participated in Global Good programs and volunteered more than 10,400 hours in their communities. In addition, F5 employees directed over 80% of all Global Good grant funding in fiscal year 2023 to non-profit organizations serving majority Black, Indigenous, People of Color (BIPOC) and underrepresented communities.
GOVERNANCE
Below we describe F5’s corporate governance policies and practices that foster effective Board oversight in service of the long-term interests of our shareholders, explain the process for selecting director candidates, and present the 2024 nominees for election to our Board.

Board Leadership
The Company currently separates the roles of Chief Executive Officer and Chair of the Board. Mr. Locoh-Donou, the President and Chief Executive Officer, is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company. Mr. Higginson, the Chairperson of the Board, sets the agenda for and presides at Board meetings and coordinates the Board’s communications, with input from Mr. Locoh-Donou and the Company’s senior management team. The Board believes this current structure balances the need for the President and Chief Executive Officer to run the Company on a day-to-day basis with the benefit provided to the Company by Mr. Higginson’s perspective as an independent member of the Board. If the role of Chair were filled by a director who did not qualify as an independent director, the Board would designate a lead independent director.
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Committees of the Board
The Board of Directors has standing Audit & Risk Oversight, Talent and Compensation, and Nominating and Environmental, Social and Governance (ESG) Committees (collectively, the “Standing Committees”). Each of the Standing Committees has a charter, copies of which are available on our website at www.f5.com under the “Company — Investor Relations — ESG — Governance Documents” section.
Audit & Risk Oversight Committee
Our Audit & Risk Oversight Committee charter provides oversight of our policies and strategies relating to enterprise risk management as well as our accounting and financial controls. As described more fully in the Audit & Risk Oversight Committee charter, the functions of the Audit Committee include selecting, evaluating and, if necessary, replacing the Company’s independent registered public accounting firm; reviewing and approving the planned scope, proposed fee arrangements, and results of the annual audit; approving any proposed non-audit services to be provided by the independent registered public accounting firm; overseeing the adequacy of accounting and financial controls; reviewing the independence of the independent registered public accounting firm; overseeing the Company’s financial reporting process; overseeing the Company’s compliance with applicable law; and overseeing, monitoring, and coordinating with regard to the Company’s risk management, including those relating to enterprise risk management (ERM), cybersecurity and ESG. To support the Company’s increased focus on cybersecurity and enterprise resilience, a sub-group of the Audit Committee meets at a minimum quarterly with management, including the Company’s Chief Information Security Officer, Chief Information Officer, Chief Privacy Officer, EVP of Global Services, and the Company’s General Counsel, to receive updates on the Company’s cybersecurity posture and operational resilience programs and to provide guidance and oversight on those efforts.

The current Audit Committee members are Messrs. Klein (chair), Dreyer, Montoya, and Shivananda and Mses. Budnik and Erwin. The Board of Directors has determined that Mr. Klein is an “audit committee financial expert” as defined in Item 407 of
Regulation S-K. Each current member of the Audit Committee is, and each member of the Audit Committee during fiscal year 2023 was, an independent director as defined by the Nasdaq Listing Rules.

Talent and Compensation Committee
The Talent and Compensation Committee (the “Compensation Committee”) charter reflects a broadening of its purview beyond executive compensation to include oversight of our policies and strategies relating to talent management and development. The Compensation Committee conducts an annual review to determine whether the Company’s executive compensation program is meeting the goals and objectives set by the Board of Directors. The Compensation Committee recommends for approval by the Board of Directors the compensation for the Chief Executive Officer and directors, including salaries, incentive compensation levels, and stock awards, and reviews and approves compensation proposals made by the Chief Executive Officer for the other executive officers. In addition, the Compensation Committee periodically reviews and discusses executive succession planning and talent development. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee or of the Board of Directors or to Company officers to perform certain of its duties on its behalf. In fiscal year 2023, the Compensation Committee retained outside independent compensation consultants, Mercer and Compensia, to advise the Compensation Committee on executive compensation issues. Mercer served as the primary compensation advisor to the Compensation Committee for most of the first half of the fiscal year 2023 after which Compensia became the primary compensation advisor to the Compensation Committee. Mercer provided the Compensation Committee peer and survey group cash and equity
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compensation data, including base salary, total cash, long-term incentive, and total direct compensation data for fiscal year 2023 executive compensation benchmarking. Compensia provided the Compensation Committee with an overview of compensation trends, consultation on the makeup of our peer group, and input into ad hoc compensation-related matters over the course of the year and did a review of our fiscal year 2023 Compensation Discussion and Analysis. For additional information about the Compensation Committee and the information provided by Mercer and Compensia to the Compensation Committee, see the description of the Compensation Committee’s activities in the “Executive Compensation — Compensation Discussion and Analysis” section. During fiscal year 2023, Mercer affiliates provided the Company services with respect to general compensation data and benefit administration. The Company has reviewed the services provided by Mercer and its affiliates and has approved the provision of such services. The Company does not believe that such non-compensation services impair Mercer’s ability to provide independent advice to the Compensation Committee or otherwise present a conflict of interest. The aggregate fees paid to Mercer for executive compensation services to the Compensation Committee during fiscal year 2023 were $40,000 and the aggregate fees paid to Mercer and its affiliates for services to the Company with respect to benefit administration during fiscal year 2023 were $264,680. The aggregate fees paid to Compensia for executive compensation services to the Compensation Committee during fiscal year 2023 were $122,686.

The current Compensation Committee members are Mses. Buse (chair), Budnik, and Erwin and Messrs. Combes, Higginson, and Mehta. Each current member of the Compensation Committee is, and each member of the Compensation Committee during fiscal year 2023 was, an independent director as defined by the Nasdaq Listing Rules.

Nominating and Environmental, Social, and Governance (ESG) Committee
In fiscal year 2022, after considering among other things shareholder feedback, F5 formally updated the Nominating and Governance Committee charter to reflect a broadening of its purview to include oversight of and strategic guidance relating to the Company’s social and environmental initiatives and to rename the committee the “Nominating and Environmental, Social, and Governance Committee” (the “Nominating and ESG Committee”). As set forth in the Nominating and ESG Committee Charter, the functions of the Nominating and ESG Committee are to identify new potential Board members, recommend Board nominees, evaluate the Board’s performance, and provide oversight of corporate governance and ethical conduct, as well as oversee the Company’s environmental and social policies, risks, and opportunities.

The current Nominating and ESG Committee members are Messrs. Dreyer (chair), Higginson, Mehta, Montoya, and Shivananda and Ms. Buse. Each current member of the Nominating and ESG Committee is, and each member of the Nominating and ESG committee during fiscal year 2023 was, an independent director as defined by the Nasdaq Listing Rules.

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RISK OVERSIGHT
Assessing and managing risk is the responsibility of the Company’s senior management team. The Board of Directors takes an active role in ensuring the establishment and healthy operation of the Company’s risk management efforts, coordinating closely with management and the Board’s committees in these efforts. The Audit & Risk Oversight Committee reviews and monitors the status of the Company’s enterprise risk management governance and processes. The Audit & Risk Oversight Committee reviews and consults at each of its regular quarterly Committee meetings with the Company’s senior management team and the Company’s Vice President of Internal Audit/ Head of Enterprise Risk Management on strategic and operational opportunities, challenges, and risks faced by the Company. As appropriate, the Audit & Risk Oversight Committee discusses and coordinates regarding certain risks or risk-related matters with the full Board or applicable committees. The Company has implemented an enterprise risk management program in consultation with Gartner. Pursuant to this program, the Company performs an annual enterprise risk assessment to identify key strategic, operating, legal and compliance, cybersecurity, talent, and financial risks, evaluate the significance of those risks, formulate a risk profile which identifies relevant risk levels and management control efforts, and develops action plans to address these key risks. The Company’s Executive Risk Committee, comprised of senior management, regularly reviews and evaluates these key risks and the effectiveness of the Company’s risk management programs, and reports back to the Audit & Risk Committee and the full Board of Directors on a regular basis during the course of the year.

Cyber Risk Oversight
In conjunction with the Company’s enterprise risk management processes, management specifically identifies potential cybersecurity risks and threats associated with the Company’s business and discusses those risks and mitigation efforts as part of its quarterly reviews with the Audit & Risk Oversight Committee and periodically with the full Board. As a part of this process, the Company’s Chief Information Security Officer and Chief Information Officer provide periodic updates to the Audit & Risk Oversight Committee on cybersecurity related topics, including cyber threats to the Company and the status of the Company’s cybersecurity posture and risk mitigation efforts. Further, a sub-group of the Audit & Risk Oversight Committee meets separately on at least a quarterly basis with members of management to review the Company's cybersecurity posture and operational resilience efforts. In addition, pursuant to the Company’s Cyber Incident Response Plan, certain cyber related incidents are escalated to the Chairperson of the Audit and Risk Oversight Committee or Chairperson of the Board.
Management of Other Risks
The Compensation Committee oversees risks related to the Company’s executive compensation programs, monitors the administration of the Company’s various equity compensation plans, and conducts compensation-related risk assessments.
The Nominating and ESG Committee oversees risks related to the Company’s overall corporate governance profile and ratings; board and committee composition and structure; director independence; and environmental, including climate, social and other governance-related risks. Additionally, the Audit & Risk Oversight Committee oversees risks related to the Company’s financial reporting, internal controls, and internal information systems, and reviews ESG, including climate-related risk as part of the enterprise-wide risk management process.
Each Board committee presents regular reports to the full Board of Directors, including on risk-related matters in its applicable areas of oversight. The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The following directors served as members of the Compensation Committee during some or all of fiscal year 2023: Mses. Bergeron, Budnik and Buse and Messrs. Combes, Higginson, Mehta, and Phillips. None of these persons has at any time been an officer or employee of the Company. During fiscal year 2023, none of the Company’s executive officers served as a member of the board of directors or compensation committee of any entity that has had one or more executive officers that served as a member of the Company’s Board of Directors or Compensation Committee.

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
As set forth in the written charter of the Audit & Risk Oversight Committee of the Board of Directors, any related person transaction involving a Company director or executive officer must be reviewed and approved by the Audit & Risk Oversight Committee. Any member of the Audit & Risk Oversight Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related persons include any director or executive officer, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). To identify any related person transaction, the Company requires each director and executive officer to complete a questionnaire each year requiring disclosure of any prior or proposed transaction with the Company in which the director, executive officer, or any immediate family member might have an interest. Each director and executive officer is directed to notify the Company’s Executive Vice President and General Counsel of any such transaction that arises during the year, and the Company’s Chief Financial Officer reports to the Audit & Risk Oversight Committee on a quarterly basis regarding any potential related person transaction. In addition, the Board of Directors determines on an annual basis which directors meet the definition of independent director under the Nasdaq Listing Rules and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. A copy of the Company’s “Policy and Procedures for Approving Related-Person Transactions” is available on our website at www.f5.com under the “Company — Investor Relations — ESG — Governance Documents” section.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company’s Articles limit the liability of the Company’s directors for monetary damages arising from their conduct as directors, except to the extent otherwise required by the Articles and the Washington Business Corporation Act. The Articles also provide that the Company may indemnify its directors and officers to the fullest extent permitted by Washington law, including in circumstances in which indemnification is otherwise discretionary under Washington law. The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of, and advancement of expenses to, these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

DERIVATIVES TRADING AND HEDGING POLICY
The Company considers it improper and inappropriate for any employee, officer, or director of the Company to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers, and other employees, and their family members, may not engage in any of the following transactions:

•	Short Sales. Short sales of the Company’s securities.
•	Publicly Traded Options. Buying or selling Company options including puts, calls, or other derivative securities.
•	Hedging Transactions. Hedging transactions, including but not limited to zero-cost collars and forward sale contracts.
•	Margin Accounts and Pledges. Holding Company securities in margin accounts and/or pledging Company securities as collateral. The Company may on occasion provide limited exceptions to
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this prohibition such as where someone other than an executive officer or director wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
This policy is set forth in the Company’s “Insider Trading Policy,” which may be found under the “Company — Investor Relations — ESG — Governance Documents” section of our website, www.f5.com.
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
We have adopted a Code of Ethics for Senior Financial Officers that applies to certain of our senior officers, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics for Senior Financial Officers is posted under the “Company — Investor Relations — ESG — Governance Documents” section of the Company’s website, www.f5.com. A copy of the Code of Ethics may be obtained without charge by written request to the Company’s Corporate Secretary. We also have a separate Code of Conduct that applies to all the Company’s employees, which may also be found under the “Company — Investor Relations — ESG — Governance Documents” section of our website.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES; ATTENDANCE AT ANNUAL MEETING
The Company’s Board of Directors met or acted by unanimous written consent 11 times during fiscal year 2023. The outside directors met 2 times during fiscal year 2023, with no members of management present. The Audit & Risk Oversight Committee met 7 times and the Compensation Committee met 10 times. During fiscal year 2023, the Nominating and ESG Committee met 7 times. Each member of the Board of Directors attended 75% or more of the aggregate of the Board of Directors meetings and the meetings of the committees on which the director served during fiscal year 2023. All directors are also expected to attend the Company’s Annual Meetings of Shareholders. All directors attended the Company’s Annual Meeting of Shareholders for fiscal year 2022 except former Board member Mr. James Phillips.

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Board of Directors
The Board of Directors of the Company currently consists of eleven (11) directors. The Board of Directors has nominated the following eleven (11) directors for election to the Board of Directors at the Annual Meeting:
Name	Director Since
Marianne N. Budnik	October 2022
Elizabeth L. Buse	September 2020
Michel Combes	September 2023
Michael L. Dreyer	October 2012
Tami Erwin	October 2023
Alan J. Higginson	May 1996
Peter S. Klein	March 2015
François Locoh-Donou	April 2017
Nikhil Mehta	January 2019
Michael F. Montoya	June 2021
Sripada Shivananda	April 2020
All directors or their respective successors will stand for election on an annual basis. The nominees have consented to serve as directors of the Company if elected. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for a substitute nominee as the Company may designate.
Director Independence
The Nasdaq Listing Rules require that a majority of the Company’s directors be “independent,” as defined by Nasdaq Listing Rule 5605(a)(2) and determined by the Board of Directors. The Board of Directors consults with the Company’s legal counsel to ensure that the Board of Directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent.” After a review of relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors determined that the following directors and nominees were independent: Marianne N. Budnik, Elizabeth L. Buse, Michel Combes, Michael L. Dreyer, Tami Erwin, Alan J. Higginson, Peter S. Klein, Nikhil Mehta, Michael F. Montoya and Sripada Shivananda. François Locoh-Donou is not considered independent because he is the Company’s President and Chief Executive Officer. Prior to their respective resignations, each of Ms. Bergeron, Ms. Myers and Mr. Phillips were deemed independent directors.

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Stock Ownership Guidelines for Directors
In October 2010, the Board of Directors adopted stock ownership guidelines for the Company’s directors and executive officers. Directors are required to own shares of Common Stock equal in value to five times the directors’ annual cash retainer. Directors are required to achieve this ownership level within three years of joining the Board. Shares of Common Stock that count toward satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises, shares obtained through grants of Restricted Stock Units (RSUs), and shares beneficially owned in a trust, by a spouse and/or minor children. Shares owned by directors are valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.

Nominees and Continuing Directors	The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:
François Locoh-Donou Age: 52 Director Since: 4/2017
François Locoh-Donou has served as our President, Chief Executive Officer, and a director since April 2017. Prior to joining us, Mr. Locoh-Donou served as Chief Operating Officer at Ciena, a network strategy and technology company, from November 2015 to January 2017 and as Senior Vice President, Global Products Group, from August 2011 to November 2015. Mr. Locoh-Donou serves as a director of Capital One Financial Corporation, a publicly held bank holding company specializing in credit cards, auto loans, banking, and savings accounts, and is also the Co-Founder and Chairperson of Cajou Espoir, a social enterprise focused on cashew-processing that employs several hundred people in rural Togo, 80 percent of whom are women. Mr. Locoh-Donou holds an engineering degree from École Centrale de Marseille and a Masters in Sciences from Télécom ParisTech in France, and an M.B.A. from the Stanford Graduate School of Business.

 With a 25-year background in enterprise technology, Mr. Locoh-Donou has extensive executive experience spanning the security, networking, and telecommunications industries. In his seven years as F5 CEO, he has led F5’s transformation from a datacenter hardware-centric company to a software-first leader in multi-cloud application security and delivery. Over 70% of revenues are now recurring, and our SaaS portfolio of services is rapidly expanding. Prior to F5, Locoh-Donou held leadership positions in Sales, Marketing, Operations and Product functions at global telecom solutions provider Ciena. As the sole management member of the Board of Directors, he serves a critical role in the communication between the Board and company leadership.

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Board of Directors
Alan J. Higginson Age: 76 Director Since: 5/1996
Alan J. Higginson has served as Chair of the Board since April 2004 (with the exception of the period of July 1, 2015 to December 13, 2015 when he served as our Lead Independent Director), and as one of our directors since May 1996. Mr. Higginson served as Chairperson of Hubspan, Inc., an e-business infrastructure provider, from September 2009 to March 2012. He served as President and Chief Executive Officer of Hubspan from August 2001 to September 2007. From November 1995 to November 1998, Mr. Higginson served as President of Atrieva Corporation, a provider of advanced data backup and retrieval technology.

Mr. Higginson also served as a director of Pivot3, Inc., a privately held company that develops and markets automated hyperconverged infrastructure solutions, from December 2011 to February 2020. Mr. Higginson also served as a director of adeptCloud Inc., a privately held company that provides cloud-based collaboration services, and Clarity Health Services, a privately held company that provides web-based health care coordination services. Mr. Higginson holds a B.S. in Commerce and an M.B.A. from Santa Clara University.

 Mr. Higginson has over 30 years of experience as a senior executive in a wide range of both public and private software and other technology companies. His experience includes leading worldwide sales organizations and the management of international joint ventures and distribution channels. He has also been active in a number of software and technology industry associations, and as an advisor to early-stage technology companies. Mr. Higginson joined our Board of Directors shortly after the Company was founded. His deep understanding of the Company’s historical and current business strategies, and objectives and technologies, provides an important and insightful perspective for our Board of Directors, as well as our senior management.

Marianne N. Budnik Age: 55 Director Since: 10/2022
Marianne N. Budnik has served as one of our directors since October 2022. Ms. Budnik currently serves as Chief Marketing Officer for VAST Data, a privately held AI data platform company, since September 2023. She also serves on the board of Cerence, Inc., a publicly traded provider of artificial intelligence powered assistants for connected autonomous vehicles, since October 2019. Prior to joining VAST Data, Ms. Budnik served as Chief Marketing Officer for Talon Cyber Security (recently acquired by Palo Alto Networks in November 2023), a privately held provider of cybersecurity solutions for the distributed workforce, from March 2022 through July 2023. From December 2020 through March 2022, Ms. Budnik served as Chief Marketing Officer for CrowdStrike Holdings, Inc., a publicly traded cybersecurity technology company. Prior to that time, Ms. Budnik served as Chief Marketing Officer for CyberArk Software, Ltd., a publicly traded information security technology company, from May 2017 through December 2020. Her previous experience includes leadership roles with SimpliVity, Acme Packet, CA Technologies, and EMC Corporation. Ms. Budnik holds an M.B.A. from Boston University and a B.S. from Babson College.

 Ms. Budnik’s extensive experience as a Chief Marketing Officer in the cybersecurity industry brings a valuable perspective on best practices and solutions. Ms. Budnik’s cybersecurity expertise combined with her extensive experience in marketing makes her well qualified to serve on our Board of Directors.

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Board of Directors
Elizabeth L. Buse Age: 62 Director Since: 9/2020
Elizabeth L. Buse has served as one of our directors since September 2020. Ms. Buse served as Co-Chief Executive Officer and Chief Executive Officer of Monitise, PLC, a publicly traded financial services technology company, from June 2014 through October 2015. Prior to that time, Ms. Buse served as Executive Vice President of Global Services with Visa, Inc., a publicly traded leading global payments technology company. Ms. Buse held various other senior leadership positions at Visa during her 16-year tenure there, including Group President for Asia-Pacific, Central Europe, Middle East, and Africa. Ms. Buse has served on the Board of Directors of U.S. Bancorp, a publicly traded bank holding company, since June 2018. She also served on the Board of Directors of eNett International, a privately held payment services company specializing in B2B international payment solutions, from March 2016 until June 2019, and Travelport Worldwide Limited, a publicly traded travel technology company, from September 2014 until June 2019. Ms. Buse holds a B.A. in Spanish Linguistics from UCLA and an M.B.A. from University of California – Berkeley, Haas School of Business.

 Ms. Buse has extensive experience in the financial services industry. She brings to our Board of Directors insights regarding the financial services industry globally and provides a valuable perspective on best practices and solutions. Ms. Buse’s financial services and technology expertise combined with her background as a Chief Executive Officer in the financial services industry makes her well qualified to serve on our Board of Directors.

Michel COMBES Age: 61 Director Since: 9/2023
Michel Combes re-joined our Board of Directors in September 2023. Mr. Combes previously served as one of our directors from July 2018 through March 2021. He currently serves as Executive Vice President of Claure Group, a privately held global entrepreneurial and investment firm. Mr. Combes previously served as the President and Chief Executive Officer of SoftBank Group International, an international arm of SoftBank Group Corp., a publicly traded multinational investment holding company from June 2020 through June 2022. Prior to joining SoftBank Group International, Mr. Combes served as the President and Chief Executive Officer of Sprint from January 2018 through April 2020. Mr. Combes also served as Chief Executive Officer and director of Altice N.V., a Netherlands-based multinational telecoms company, where he was responsible for telecom, media and content operations around the world. Before joining Altice, Mr. Combes was the Chief Executive Officer at Alcatel-Lucent, a global telecommunications equipment company, from April 2013 to August 2015. He also held the positions of CEO of Vodafone Europe, Chairperson and CEO of TDF Group, and Chief Financial Officer and Senior Executive Vice President of France Telecom. Mr. Combes currently serves on the Board of Directors for Phillip Morris International, a publicly traded American multinational tobacco company building a future on smoke-free products, since December 2020, as well as Etisalat, a publicly traded global telecommunications company, since March 2021. He also sits on the Advisory Committee for McLaren Group Ltd since November 2017. He previously served on the Board of Directors for Assystem SA from 2003 to 2023, where he remains a non-voting Board Observer. Mr. Combes received a Master of Science degree from École Polytechnique with a focus in engineering and a doctorate from Paris Dauphine University.

 Mr. Combes has extensive experience as a telecommunications and technology executive. He brings to our Board of Directors insights regarding the telecommunications industry in Europe and provides a valuable perspective on best practices and solutions. Mr. Combes’ telecommunications and technology expertise combined with his background as a chief executive officer in the telecommunications industry make him well qualified to serve on our Board of Directors.

Fiscal Year 2023 Proxy Statement	25

Board of Directors
Tami Erwin Age: 59 Director Since: 10/2023
Tami Erwin joined our Board of Directors in October 2023. Ms. Erwin served as Executive Vice President and Chief Executive Officer of Verizon Business Group, a division of Verizon Communications, Inc., a publicly traded multinational telecommunications conglomerate, from February 2019 through September 2022, where she was one of Verizon’s top three operating executives responsible for operating the company’s wireless and premier all-fiber network as well as strategy, marketing, and sales and operations. Prior to that, Ms. Erwin served as Executive Vice President and Chief Operating Officer of Verizon Wireless from 2016 through April 2019. Ms. Erwin held various other senior leadership positions at Verizon during her 35-year tenure there, including Senior Vice President and Group President of Consumer & Mass Business Markets, and Chief Marketing Officer. Ms. Erwin has served on the Board of Directors of John Deere, a publicly traded tractor and heavy equipment manufacturer, since May 2020. She also serves on the Board of Directors of York Space Systems, a privately held provider of mission-ready spacecraft platforms, since February 2023. Additionally, Ms. Erwin serves on the Advisory Council of Aptiv, a publicly traded automotive technology supplier, since February 2023 and is an Operating Partner for Digital Gravity Infrastructure Partners, a UK based mid-market investment firm with a sustainability mandate, joining in July 2023. Ms. Erwin holds an Executive Program Certification from the Stanford Graduate School of Business.

 Ms. Erwin has extensive leadership experience in the telecommunications and technology industry. She brings to our Board of Directors insights regarding digital transformation and growth and provides a valuable perspective on scaling innovation and driving transformation across large and complex organizations. Ms. Erwin’s telecommunications and technology expertise combined with her background as a Chief Executive Officer, Chief Operating Officer and Chief Marketing Officer in the telecommunications industry makes her well qualified to serve on our Board of Directors.

Michael L. Dreyer Age: 60 Director Since: 10/2012
Michael L. Dreyer has served as one of our directors since October 2012. Mr. Dreyer retired in 2019 as Chief Operations Officer for Silicon Valley Bank, a high-tech commercial bank, and prior to that served as Chief Operating Officer at Monitise, a technology leader in mobile banking. Before joining Monitise, he was the Chief Information Officer at Visa Inc. from July 2005 to March 2014, where he was responsible for Visa’s systems and technology platforms. Before the formation of Visa Inc., he was Chief Information Officer of Inovant, where he oversaw the development and management of Visa’s global systems technology. Previously, Mr. Dreyer held executive positions at VISA USA as Senior Vice President of processing and emerging products, and Senior Vice President of commercial solutions. He also held senior positions at American Express, Prime Financial, Inc., Federal Deposit Insurance Corporation, Downey Savings, Bank of America, and the Fairmont Hotel Management Company. From October 2018 to August 2022, Mr. Dreyer served as a Director of Deep Labs, Inc., a private company specializing in artificial intelligence and machine learning. Mr. Dreyer currently serves as a Director of Coherent Corporation (formerly II-VI Incorporated), a publicly held company that supplies engineered materials, optoelectronic components and optical systems solutions that acquired Finisar in 2019 (previous board). Mr. Dreyer received an M.B.A. and a B.S. in psychology from Washington State University.

 Mr. Dreyer has extensive experience as an information technology executive. He brings to our Board of Directors valuable insights regarding data center operations and the role of our technology in the data center, as well as an understanding of data traffic management technologies, data security, and other networking technology trends. Mr. Dreyer’s information technology and data management expertise combined with his background as a senior executive in the financial industry make him well qualified to serve on our Board of Directors.

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Board of Directors
Peter S. Klein Age: 61 Director Since: 3/2015
Peter S. Klein has served as one of our directors since March 2015. Mr. Klein has 25 years of experience as a senior finance executive. He served as Chief Financial Officer of WME, a global leader in sports and entertainment marketing, from January 2014 until June 2014. Prior to that, he served as Chief Financial Officer of Microsoft Corporation from November 2009 until May 2013. Mr. Klein spent over 11 years at Microsoft, including roles as Chief Financial Officer of Server and Tools and Chief Financial Officer of Microsoft Business Division. From 1990 until 2002, Mr. Klein held senior finance roles with McCaw Cellular Communications, Orca Bay Capital, Asta Networks and Homegrocer.com. He currently serves on the Board of Directors of Denali Therapeutics, a publicly traded biotechnology company, and Accolade, a publicly traded health care technology and services company. He previously served on the Board of Directors of Sarcos Technology and Robotics Corp., a publicly traded robotics and microelectromechanical company, from September 2016 through January 2024, and Apptio Inc., a publicly traded software company, from October 2013 through January 2019, as well as Joshua Green Corporation, a privately held investment company, from May 2015 to February 2023. Mr. Klein holds a B.A. from Yale University and an M.B.A. from the University of Washington.

 Mr. Klein’s extensive experience as a finance executive in a variety of technology companies, including experience as the Chief Financial Officer of the world’s largest software company, and experience managing the finance function for significant enterprises with diverse operating models, bring important and valuable perspectives to our Board of Directors. His experience as a public company chief financial officer qualifies him as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Nikhil Mehta Age: 46 Director Since: 1/2019
Nikhil Mehta has served as one of our directors since January 2019. Mr. Mehta has been the Chief Executive Officer of Gainsight, Inc., a leading Customer Success Software-as-a-Service (“SaaS”) platform provider, since February 2013. Prior to joining Gainsight, he served as Chief Executive Officer of LiveOffice, which was acquired by Symantec in January 2012. Before joining LiveOffice, Mr. Mehta served in several product management and engineering leadership roles at Symantec. Mr. Mehta has served on the Board of Directors of Lead Edge Growth Opportunities, Ltd., a publicly traded blank check company focused on technology businesses, since March 2021, as well as Pubmatic, a publicly traded company that develops and implements online advertising software and strategies for the digital publishing and advertising industry, since August 2023. Mr. Mehta holds a B.A. in biochemistry from Harvard University and an M.S. in computer science from Harvard Graduate School of Arts and Sciences.

 Mr. Mehta has extensive experience as an executive at leading SaaS companies. His insights regarding SaaS and related technology combined with his background serving as a Chief Executive Officer make him well qualified to serve on our Board of Directors.

Fiscal Year 2023 Proxy Statement	27

Board of Directors
Michael F. Montoya Age: 52 Director Since: 6/2021
Michael F. Montoya joined the Board in June 2021. Mr. Montoya has served as the Senior Vice President and Chief Information Security Officer of Equinix, Inc., a global interconnection and data center company, since October 2019. Prior to joining Equinix, he served as Senior Vice President and Chief Information Security Officer of Digital Realty Trust, Inc. from September 2018 through September 2019. Before joining Digital Realty Trust, Inc., Mr. Montoya served as Chief Security Advisor for Microsoft Singapore from August 2016 through September 2018, where he was responsible for incident response, security services, and security revenue for the Asia region. Prior to Microsoft, Mr. Montoya served as Vice President, Cloud Security for FireEye Singapore, responsible for Asia services and global cloud security operations. Mr. Montoya also held various senior IT and Operational roles at Microsoft UK, Microsoft Redmond, and EMC. Mr. Montoya has served on the Board of Directors of Sygnia, a global leader of security incident response since August 2022. Mr. Montoya holds a B.A. in economics from The University of New Mexico.

 Mr. Montoya’s extensive experience as an information security executive provides a valuable perspective on best practices and solutions. His insights regarding cybersecurity combined with his background serving as a Chief Information Security Officer make him well qualified to serve on our Board of Directors.

Sripada Shivananda Age: 51 Director Since: 4/2020
Sripada Shivananda has served as one of our directors since April 2020. Mr. Shivananda joined PayPal Holdings, Inc., a publicly traded financial technology company and global leader in digital payment technologies, in June 2015 as Vice President, Global Platform and Infrastructure and currently serves as Executive Vice President and Chief Technology Officer as of March 2021. Prior to joining PayPal, he served as Vice President, Global Platform and Infrastructure of eBay, Inc., a publicly traded global ecommerce company, from November 2013 to June 2015, and prior to that he served in other positions during his 14-year tenure with eBay. Mr. Shivananda currently serves as a Director of KindKart, a charitable marketplace that connects donors with charities, as of November 2023. Mr. Shivananda holds a Bachelor of Technology in mechanical engineering from Jawaharlal Nehru Technology University and a Master of Science in mechanical engineering from Ohio University, Russ College of Engineering.

 Mr. Shivananda’s extensive experience as a technology executive brings insights regarding product, technology, infrastructure, and cybersecurity and provides a valuable perspective on best practices and solutions. Mr. Shivananda’s technology expertise combined with his extensive experience managing the technology for publicly traded technology companies makes him well qualified to serve on our Board of Directors.

There are no family relationships among any of the Company’s directors or executive officers. None of the corporations or other organizations referred to in the biographical information set forth above is a parent, subsidiary, or other affiliate of the Company.
Director Nomination
Board Composition and Effectiveness. In fiscal year 2022, the Board, led by the Chairperson of the Nominating and ESG Committee retained an outside consultant, Spencer Stuart, to embark on a three-year engagement to assist the Board in evaluating its composition, working practices, and effectiveness utilizing a framework focused on the Council of Investors Seven Indicators of Strength. In fiscal year 2023, Spencer Stuart delivered its initial assessment along with recommendations for continued alignment with best practices, which the Board and management adopted.

Criteria for Nomination to the Board of Directors. The Nominating and ESG Committee considers the appropriate balance of experience, skills, and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the Nasdaq Listing Rules, that members of the Company’s Audit & Risk Oversight Committee meet the financial literacy requirements under the Nasdaq Listing Rules and that at least one of them qualifies as an
28	Fiscal Year 2023 Proxy Statement

Board of Directors
“audit committee financial expert” under the rules of the Securities and Exchange Commission (the SEC). Nominees for director are selected on the basis of, among other things, their depth and breadth of experience, integrity, diversity, ability to work effectively as part of a team, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties. In evaluating director candidates, regardless of the source of the nomination, the Nominating and ESG Committee will consider, in accordance with its charter and the Company’s Corporate Governance Guidelines, the composition of the Board as a whole, the requisite characteristics (including independence, diversity, skills, and experience) of each candidate, and the performance and continued tenure of incumbent Board members, as well as Board succession plans. With respect to Board diversity, we broadly construe diversity to mean not only diversity of race, gender, sexual orientation, and ethnicity, but also diversity of geography, culture, opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director but does not have a separate policy directed toward diversity. The Nominating and ESG Committee, as well as the full Board, also considers the candidate’s outside board service in evaluating their ability to serve. The Company’s Corporate Governance Guidelines provide that Directors generally cannot serve on a total of more than three public company boards, including the F5 Board. Directors who wish to serve on more than three public company boards may request an exception from the full F5 Board, which may approve the request if it determines, following consultation with the Nominating and ESG Committee, that such service will not adversely affect the requesting director's ability to serve effectively on the F5 Board and its committees. Pursuant the process outlined above and following careful consideration of all facts and circumstances including Mr. Combes availability and commitment to the F5 Board, the Board approved Mr. Combes serving as a director on three public company boards (including F5) as well as a non-voting board observer for another public company board. A copy of the Company’s Corporate Governance Guidelines can be found on our website at www.f5.com under the “Company – Investor Relations – ESG – Governance Documents.”
Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to fill vacancies on the Board of Directors is initiated by assessing critical Company and Board needs, based on the present and future strategic objectives of the Company and the specific skills required for the Board as a whole and for each Board committee. A third-party search firm is generally used by the Nominating and ESG Committee to identify qualified candidates. These candidates are evaluated by the Nominating and ESG Committee by reviewing the critical needs assessment, the candidates’ biographical information and qualifications, and checking the candidates’ references.
Serious candidates meet with all members of the Board and as many of the Company’s executive officers as practical. Using the input from such interviews and the information obtained from and recommendation provided by the Nominating and ESG Committee, the full Board determines whether to appoint or nominate, as the case may be, a candidate to the Board.
The Nominating and ESG Committee will evaluate the skills and experience of existing Board members against the Company’s critical needs assessment in making recommendations for nomination by the full Board of candidates for election by the shareholders. The nominees to the Board of Directors described in this Proxy Statement were unanimously approved by the Company’s directors. The Board appointed Mr. Combes and Ms. Erwin to the Board on September 29, 2023 and October 31, 2023, respectively. Mr. Combes was recommended by the Nominating and ESG Committee based upon his prior experience with the Board and operational experience as CEO of very large and complex telecommunications companies. Mr. Combes underwent a further vetting process and background check conducted by the Company as well as interviews with the Board and management. Ms. Erwin was recommended by a third-party search firm the Nominating and ESG Committee retained at the expense of the Company. The third-party
Fiscal Year 2023 Proxy Statement	29

Board of Directors
search firm was provided guidance as to the skills, experience, and other characteristics the Nominating and ESG Committee was seeking in potential candidates and was specifically requested to include diverse candidates in the search. The third-party search firm identified a number of potential candidates, including Ms. Erwin, and prepared background materials on these candidates, which were provided to the members of the Nominating and ESG Committee for their review. The third-party search firm interviewed those candidates whom the Nominating and ESG Committee determined merited further consideration and assisted in arranging interviews of selected candidates with members of the Nominating and ESG Committee, other members of the Board of Directors, and certain of the Company’s executive officers. The third-party search firm also completed reference checks on Ms. Erwin.
The Nominating and ESG Committee expects that a process similar to that with respect to Ms. Erwin’s candidacy will be used to evaluate nominees recommended by shareholders.
Shareholder Recommendations and Nominations—Proxy access candidates. The Company’s Bylaws permit a shareholder or group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to two directors or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. A nominating shareholder is required to provide appropriate written notice of that shareholder’s intent to make the nomination to the Secretary of the Company not less than 120 days nor earlier than 150 days before the first anniversary of the date that the Company sent out its Proxy Statement for the prior year’s Annual Meeting of Shareholders. In order to be considered timely for the 2024 Annual Meeting, appropriate notice of the nomination must be received by the Secretary of the Company on or after August 29, 2024 and on or before September 28, 2024. Nominating shareholders and nominees must satisfy the notice, information, and consent requirements set forth in the Company’s Bylaws.
The Nominating and ESG Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Nominating and ESG Committee c/o the Corporate Secretary and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of Common Stock that are owned beneficially and of record by such shareholder(s); (c) appropriate biographical information and a statement as to the qualification of the nominee; and (d) any other applicable information required by the Bylaws of the Company or otherwise reasonably requested by the Company. Such nominations should be submitted in the timeframe regarding nominations described in the Bylaws of the Company and under the caption “Shareholder Proposals for the Annual Meeting for Fiscal Year 2024” below.
Communications with Directors
Shareholders who wish to communicate with our directors may do so by contacting them c/o Corporate Secretary, F5, Inc., 801 Fifth Avenue, Seattle, Washington 98104. As set forth in the Company’s Corporate Governance Guidelines, a copy of which may be found under the “Company — Investor Relations — ESG — Governance Documents” section of our website, www.f5.com, these communications will be forwarded by the Corporate Secretary to a Board member, Board committee or the full Board of Directors, as appropriate.

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Board of Directors
Compensation of Directors
Prior to each Annual Meeting of Shareholders, the Compensation Committee reviews with its compensation consultant the appropriate level and form of compensation for non-employee directors and makes recommendations to the Board of Directors. In making non-employee director compensation recommendations, the Compensation Committee takes various factors into consideration, including the compensation consultant’s review of the equity award and cash retainer elements of non-employee director compensation in terms of practice and pay level with respect to both the Company and companies comprising the same peer group used by the Compensation Committee in connection with its review of executive compensation, market trends, and the emphasis on equity to support alignment with shareholders. The Compensation Committee did not recommend any changes to non-employee director compensation based on its review and the Board of Directors made no changes to the director compensation level for fiscal year 2023. The Board of Directors approves all equity awards to be granted to non-employee directors on the date of the Annual Meeting of Shareholders as well as the amount of the annual cash retainer, paid in quarterly installments.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2023.
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Director Compensation for Fiscal Year 2023
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Sandra E. Bergeron	37,687	__	37,687
Marianne N. Budnik	87,411	355,273	442,684
Elizabeth L. Buse	95,986	250,048	346,034
Michel Combes	394	—	394
Michael L. Dreyer	105,000	250,048	355,048
Alan J. Higginson	185,000	250,048	435,048
Peter S. Klein	100,000	250,048	350,048
Nikhil Mehta	85,000	250,048	335,048
Michael F. Montoya	92,500	250,048	342,548
Marie E. Myers	80,000	250,048	330,048
James M. Phillips	68,601	250,048	318,649
Sripada Shivananda	92,500	250,048	342,548
1.
François Locoh-Donou, the Company’s President and Chief Executive officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as a director. In addition, Tami Erwin did not join the Board until after (i.e., on October 31, 2023) the completion of the Company’s fiscal year 2023.

2.
Represents the aggregate annual retainers, Board of Directors chair retainer, committee chair retainers, and member committee fees. Non-employee directors of the Company are currently paid $60,000 annually for their services as members of the Board of Directors. The Chair of the Board of Directors receives an additional $100,000 paid annually. Chairs of the Audit & Risk Oversight, Compensation, and Nominating and ESG Committees receive an additional $20,000, $12,500, and $12,500, respectively, annually. In addition, the members of the Audit & Risk Oversight, Compensation, and Nominating and ESG Committees (including the Committee chairs) are paid annual payments of $20,000, $12,500, and $12,500, respectively. Directors receive cash fees in quarterly installments. Mr. Phillips resigned from the Board of Directors on July 21, 2023, and Ms. Myers resigned from the Board of Directors on January 3, 2024. Ms. Budnik was appointed to the Board of Directors on October 7, 2022, at which time Ms. Budnik also became a member of the Audit & Risk Oversight Committee. Mr. Combes was appointed to the Board of Directors on September 29, 2023, at which time Mr. Combes also became a member of the Compensation Committee. Mses. Budnik and Buse became members of an additional committee on January 20, 2023. The following table provides a breakdown of fees earned or paid in cash:

32	Fiscal Year 2023 Proxy Statement

Director Compensation for Fiscal Year 2023
Name	Annual Retainers ($)	Board and Committee Chair Fees ($)	Member Committee Fees ($)	Total ($)
Sandra E. Bergeron	26,333	3,785	7,569	37,687
Marianne N. Budnik	59,022	0	28,389	87,411
Elizabeth L. Buse	60,000	8,715	27,271	95,986
Michel Combes	326	0	68	394
Michael L. Dreyer	60,000	12,500	32,500	105,000
Alan J. Higginson	60,000	100,000	25,000	185,000
Peter S. Klein	60,000	20,000	20,000	100,000
Nikhil Mehta	60,000	0	25,000	85,000
Michael F. Montoya	60,000	0	32,500	92,500
Marie E. Myers	60,000	0	20,000	80,000
James M. Phillips	48,424	0	20,177	68,601
Sripada Shivananda	60,000	0	32,500	92,500
3.
This column represents the aggregate grant date fair value of restricted stock units (RSUs) granted to directors in the applicable year computed in accordance with ASC Topic 718 and determined as of the grant date. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation,” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2023. On March 9, 2023, the Board of Directors approved the recommendations of the Compensation Committee that each non-employee director receive a grant on March 9, 2023 of RSUs representing the right to receive 1,770 shares of Common Stock under the F5, Inc. Incentive Plan (with a grant date fair value of $250,048 in accordance with ASC Topic 718), which will fully vest on March 13, 2024 if the non-employee director continues to serve as a director on that date. On October 31, 2022, the Board of Directors approved the recommendations of the Compensation Committee that Ms. Budnik receive in connection with her appointment to the Board a grant on November 1, 2022 of RSUs representing the right to receive 728 shares of Common Stock under the F5, Inc. Incentive Plan (with a grant date fair value of $105,225 in accordance with ASC Topic 718), which fully vested on March 8, 2023. As of September 30, 2023, the 1,770 RSUs awarded to each non-employee director were the only RSUs held by each such director, and they were not yet vested. Due to the timing of their respective departure from and appointment to the Board, Ms. Bergeron and Mr. Combes were not granted RSUs in fiscal year 2023.

Compensation Risk Assessment
The Compensation Committee and Company management have reviewed the Company’s compensation plans and programs and have concluded that none of these plans or programs is reasonably likely to have a material adverse effect on the Company. In making this evaluation, the Compensation Committee reviewed the key elements of each of the Company’s compensation programs and the means by which any potential risks are mitigated, including through various elements in the Company’s enterprise risk management program.

The Company’s compensation programs include a mix of base salary, cash incentive compensation, and long-term equity compensation. We structure our compensation program for executive officers to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that executive officers will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and
Fiscal Year 2023 Proxy Statement	33

Director Compensation for Fiscal Year 2023
equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages our executive officers from taking actions that focus only on our short-term success and helps align our employees with our shareholders and on our longer-term success.
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers. Our employees, including executive officers, are required to comply with our Code of Conduct, which covers, among other things, accuracy in keeping financial and business records. As discussed more thoroughly below, the Company also has a Clawback Policy to recoup performance compensation in the event the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement.
The Compensation Committee approves the overall annual equity pool based upon annual target levels and approves each equity award at the time of grant. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.
The annual cash incentive compensation for the executive officers in fiscal year 2023 included both revenue and earnings before interest, taxes, depreciation, and amortization (EBITDA) targets, as well as targets for Diversity and Inclusion (D&I) metrics. These targets were intended to ensure that the executive officers appropriately manage operating risks, avoid excessive risk-taking, and maintain the Company’s gross margin and operating margin targets while growing our revenue base, as well work to make F5 a diverse and inclusive organization. The revenue and EBITDA targets were also used for setting the pool for cash incentive compensation (MBOs) for all Company employees. In addition, in fiscal year 2024 the Company adjusted it’s vesting period for the relative total shareholder return metric to transition to a three year vesting period by fiscal year 2027 to tie the incentive compensation of the executives directly to longer term shareholder performance. As part of our equity policies, we prohibit hedging and pledging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and the Company’s Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2023.

Members of the Compensation Committee:
Elizabeth L. Buse, Chair
Marianne N. Budnik
Michel Combes
Tami Erwin
Alan J. Higginson
Nikhil Mehta
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Executive Compensation
Compensation Discussion and Analysis	Introduction This Compensation Discussion and Analysis provides information about the compensation program for our named executive officers (NEOs) in fiscal year 2023:
•	François Locoh-Donou, President and Chief Executive Officer
•	Frank Pelzer, Executive Vice President and Chief Financial Officer
•	Tom Fountain, Executive Vice President of Global Services and Chief Strategy Officer
•	Kara Sprague, Executive Vice President and Chief Product Officer
•	Chad Whalen, Executive Vice President of Worldwide Sales
In 2022, the Company reached a significant milestone in its transformation journey with software- and SaaS-related revenue representing more than 50% of its product revenues for the year. In fiscal year 2023, the Company aimed to continue to become more software and SaaS-led, and to increase profitability. In setting the compensation for the NEOs for fiscal year 2023, the Talent and Compensation Committee of the Company’s Board of Directors (the “Committee”) adopted policies and targets aligned with the strategic direction of the Company as executive leadership strives to drive the Company to be the leader in multi-cloud application services while building long-term shareholder value.
Macroeconomic uncertainty associated with the continued war in the Ukraine, rising interest rates and a sluggish tech economy affected our results in fiscal year 2023 and may continue to do so in the future. Despite these challenges, we deliver on our commitment to grow our earnings per share through disciplined operating expense management. We also continue to return cash to shareholders through our stock buyback program.
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Executive Compensation
Factors to Consider
FISCAL YEAR 2023 Performance Highlights	Annual revenue $2.8 BILLION	Cash flow from operations $653 MILLION
	GAAP net income $395 MILLION	Cash returned to shareholders through share repurchases $350 MILLION
Awards and Company Recognition	Ranked #1 in Fortune Modern Board	Application Delivery Controller 2023 PeerSpot Tech Leader Award	F5 named among 2023 America’s Climate Leaders in USA Today and Statista
	Merit Award Silver recipient for Excellence in Brand Activation	F5 named in the Top 10 in the Computer Services sector for America’s Most JUST Companies, by JUST Capital	Ten company employees were included in CRN’s 2023 Women of the Channel
COMPENSATION POLICIES AND PRACTICES LINKED TO SHAREHOLDER VALUE CREATION AND RISK MITIGATION	WHAT WE DO
PAY FOR PERFORMANCE EMPHASIZED AND EXECUTIVE COMPENSATION ALIGNED WITH F5’S BUSINESS OBJECTIVES AND PERFORMANCE, AND THE CREATION OF SHAREHOLDER VALUE
LISTEN TO SHAREHOLDER FEEDBACK - REPLACED THE SOFTWARE REVENUE GROWTH PERFORMANCE METRIC IN THE LONG-TERM INCENTIVE PROGRAM WITH AN EARNINGS PER SHARE (EPS) METRIC TO INCREASE FOCUS ON PROFITABILITY
INCENTIVE-BASED COMPENSATION AT RISK IF THRESHOLD PERFORMANCE METRICS NOT ACHIEVED
EXECUTIVE COMPENSATION IS REVIEWED ANNUALLY BY AN INDEPENDENT COMPENSATION CONSULTANT HIRED BY THE TALENT AND COMPENSATION COMMITTEE
STOCK OWNERSHIP GUIDELINES THAT ENCOURAGE ALIGNMENT WITH THE INTERESTS OF SHAREHOLDERS
POST-VESTING HOLDING REQUIREMENTS EXPANDED TO REQUIRE A MINIMUM OF ONE YEAR HOLD AFTER VESTING OF THOSE EQUITY AWARDS GRANTED IN FISCAL YEAR 2022 AND THEREAFTER
INCENTIVE COMPENSATION CLAWBACKS
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SHAREHOLDER ENGAGEMENT AND ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION
DOUBLE-TRIGGER CHANGE OF CONTROL AGREEMENTS
WHAT WE DON’T DO
NO “GOLDEN PARACHUTE” EXCISE TAX GROSS-UPS UPON A CHANGE IN CONTROL
NO HEDGING OR PLEDGING OR OTHERWISE ENGAGING IN SHORT SALES OF COMMON STOCK OF THE COMPANY
NO RE-PRICING OF STOCK OPTIONS
NO EXCESSIVE PERQUISITES
NO DIVIDENDS/DIVIDEND EQUIVALENTS PAID ON EQUITY AWARDS PRIOR TO VESTING

updates to the compensation program for fiscal year 2024
The Committee with the assistance of its independent compensation consultant continues to monitor and evaluate the Company’s compensation practices for its executive officers and has implemented three changes for fiscal year 2024 to further align executive compensation with the creation of long-term shareholder value and expectations of our shareholders.

The first change is to implement a transition of the measurement and vesting periods for the performance based RSU’s (“Performance Awards”) earned by executives based upon the Company’s rTSR performance. Over the coming three years shares earned for rTSR performance will transition to a three-year measurement period with a three-year cliff vesting at the end of the measurement period. The Company believes that this three-year measurement period and cliff vesting better rewards the creation of long-term shareholder value.
The second change is to implement a new performance metric for the Company’s short-term cash incentive (STI) program for executives and to rebalance the weighting for the STI metrics. Specifically, the Company replaced the EBITDA metric with a new Non-GAAP Operating Income metric as it is more reflective of the Company’s near-term financial performance. In addition, the Company re-weighted its top line and bottom line STI metrics (revenue and non-GAAP operating income) from a 60% weighting for revenue to a 45% weighting for revenue and an equal weighting of 45% for non-GAAP operating income. The remaining 10% will continue to be based upon the Company’s performance against its DEI goals. The Company believes that this new weighting is appropriate as it continues to grow profitability through operating leverage while also driving top line growth.
Finally, in order to simplify the Company’s LTI program, the Company moved from a series of three one-year measurement periods for Performance Awards for executives based on financial metrics to a one-year performance measurement period and a series of one year cliff vesting periods with one third vesting each year based upon achievement over the one-year performance period. The Company believes that this arrangement, along with the three-year performance period and cliff vesting for Performance Awards associated with the Company’s rTSR metric provides a balance of incentives to drive shareholder value and motivate and retain top executives.
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updates to the compensation program for fiscal year 2023
In recognition and the Company’s focus on profitability, for fiscal year 2023, we replaced the previous software revenue growth performance metric in our long-term incentive program with an Earnings Per Share (EPS) metric. In addition, as part of the Company’s efforts to increase profitability in a challenging macroeconomic environment, the Compensation Committee capped executive payouts under its short-term cash incentive program at 30% of target for the NEO’s other than CEO Mr. Locoh-Donou whose short-term cash incentive was capped at 0% for the year despite achievement levels. Executive payouts were capped as part of a program to lower expenses which aided in achieving stronger profitability for the year.

The Committee intends to continue to monitor, evaluate and update the Company’s executive compensation program as appropriate to reflect shareholder feedback and best practices for the Company’s compensation programs for its executive officers.
The charts below reflect the relative values of the various elements of NEO compensation and percentage of CEO compensation that was performance-based (bonus and performance-based portion of LTI) for fiscal year 2023:

“Other NEO Compensation” is an average of the NEOs other than the CEO. Base salary, bonus, and LTI are at target. Please refer to the “Cash Incentive Compensation” and “Fiscal Year 2023 Equity Awards” sections below for information on the values.

Fiscal Year 2023 Corporate Performance
The Company’s total annual revenue in fiscal year 2023, $2.8 billion, was the highest ever, representing an increase of 4% over fiscal year 2022. Cash flow from operating activities was $653 million and GAAP net income was $395 million. Cash flow from operations increased in fiscal year 2023 as a result of increased profitability. This was driven by revenue growth and a reduction to our cost base, as well as improved collections, and reduced inventory-related cash commitments as supply chain pressures normalized.

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The following chart reflects the Company’s revenue, cash flow and net income over the past five years.

The chart below shows the Company’s cumulative total return over the past five years compared to its peer group and the Nasdaq Composite, S&P 500, and S&P 500 Information Technology Index.

Prepared by Zacks Investment Research, Inc. Used with permission. All rights reserved. Copyright 1980-2023. Index Data: Copyright Standard and Poor’s, Inc., and Copyright NASDAQ OMX, Inc. Used with permission. All rights reserved.
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Executive Compensation
The Company has shared with investors its journey to become more software-, SaaS- and security-led. In fiscal year 2023, for the second consecutive year, more than 50% of its product revenues were derived via software and SaaS. The Company returned $350 million to shareholders through stock buybacks in fiscal year 2023. The Company had previously committed to using at least 50% of its annual free cash flow toward stock buybacks. In fiscal year 2023, it overachieved this goal, using 58% of its fiscal year 2023 free cash flow to repurchase shares.
Executive Compensation Program Objectives and Compensation Philosophy
The Committee established a compensation program to align executive compensation with the Company’s business objectives, performance, and creation of shareholder value. We design our executive pay program to link compensation to improvements in elements of the Company’s performance associated with the creation of shareholder value. We achieve this objective through a compensation program that:

•	Provides a competitive total compensation package that enables the Company to attract, motivate, reward, and retain executive officers who contribute to the Company’s success;
•	Links incentive compensation to the performance of the Company and aligns the interests of executive officers with the long-term interests of shareholders; and
•	Establishes incentives that relate to the Company’s annual and long-term business strategies and objectives.
The Committee believes that the Company’s executive compensation should also reflect each executive officer’s qualifications, experience, role, and personal performance, as well as the Company’s performance achievements. In setting the fiscal year 2023 incumbent executive compensation, the Committee evaluated market data for both cash compensation and long-term incentive compensation (LTI) and targeted total direct compensation at or around the market median as adjusted upwards or downwards based on the criteria noted above. We believe the total direct compensation our NEOs received in fiscal year 2023, as set forth in the Summary Compensation Table on page 52, is consistent with and reflects these objectives.
When recruiting new executives, the Committee works closely with its independent compensation consultant to evaluate market practices for total direct compensation, difficulty in recruiting and internal compensation comparisons, and any equity or other compensation value that the executives would be forfeiting by leaving their prior employer as well as relocation and other costs.
SHAREHOLDER ENGAGEMENT AND ANNUAL ADVISORY VOTE
In addition to its routine shareholder engagement, the Company engages in proactive outreach to shareholders to discuss and receive input, provide additional information, and address questions including with respect to executive compensation programs. These engagements enable us to better understand our shareholders’ priorities and perspectives and provide us with useful input. For example, items for discussion included recommended weighting between performance and time-based compensation and key metrics for equity compensation.

In recognition of investor sentiment regarding the prior inclusion of the software growth metric and the desire to increase the focus on profitability, we replaced for fiscal year 2023 the software revenue growth performance metric in our long-term incentive program with an Earnings Per Share (EPS) metric.
The Committee carefully considers feedback from shareholders about the Company’s executive compensation, including the results of the shareholders’ annual advisory vote on executive compensation. The Committee believes this vote reflects overall support for the executive compensation program. Shareholders are invited to express their views to the Committee, including as described above under the heading “Communications with Directors.”
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Elements of Our Fiscal Year 2023 Compensation	The three primary components of our fiscal year 2023 executive compensation program are:
(i) base salary (Salary),
(ii) incentive compensation in the form of cash bonuses (Bonus), and
(iii) long-term incentive compensation composed of equity compensation that is both performance-based and time-based (LTI).
How Each Element Fits Into our Overall Compensation Objectives and Affects Other Elements of Compensation
Consistent with our philosophy that a significant amount of the executive officers’ compensation should be directly linked to the performance of the Company and align the interests of executive officers with the long-term interests of shareholders, a majority of the CEO’s compensation is based on the Company achieving certain performance and financial targets.

With changes to the executive team over the past few years, including some executives who are newer in their roles, the Committee adopted a zoned-based approach for determining an incumbent executive’s pay positioning. Each incumbent executive’s pay position is analyzed within a market range and is based on the incumbent’s sustained performance within the organization and experience outside of the organization. The following table illustrates this pay positioning philosophy:

For fiscal year 2023 the Committee evaluated target total direct compensation for each NEO against benchmarks at the 25th, 50th and 75th percentiles with a goal to set target total direct cash compensation for the NEOs (base salary plus the target bonus) and total direct compensation (cash and equity compensation) at or near the 50th percentile range relative to the Company’s peer group. Total direct compensation for Messrs. Locoh-Donou and Whalen are well aligned to the 50th percentile of the proxy peers, while the other NEOs are below the 50th percentile.
Base Salary
Base salary is the fixed element of employees’ annual cash compensation. Executive officers’ base salaries are set at levels that reflect the following:
•	The executive’s specific job responsibilities, experience, qualifications, job performance, and potential contributions;
•	Market data from the Radford salary survey covering technology companies in comparable areas (Survey Companies); and
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Executive Compensation
•
Compensation paid to comparable executives as set forth in proxy statements for the Peer Group Companies developed by an outside independent compensation consultant (See “Factors Considered by The Committee in Establishing Executive Compensation — Market Analysis”).

The Committee reviews and may adjust base salaries annually and may also adjust salaries from time to time in recognition of individual performance, promotions, and marketplace competitiveness. The Committee generally sets NEO base salaries at or near the 50th percentile range of base compensation for comparable executive officers in Peer Group Companies with variations based on tenure and scope of responsibility.
	Fiscal Year 2022 Base Salary ($)	Fiscal Year 2023 Base Salary ($)	% of Base Salary Increase
François Locoh-Donou	$925,000	$962,000	4.0%
Frank Pelzer	$540,000	$562,000	4.1%
Tom Fountain	$560,000	$582,000	3.9%
Kara Sprague	$500,000	$525,000	5.0%
Chad Whalen	$480,000	$499,000	4.0%
Cash Incentive Compensation
The Committee believes that incentives based on attaining or exceeding established financial and operational targets properly align the interests of our executive officers with the interests of our shareholders. All of our executive officers participate in our annual cash incentive program, with each NEO assigned a target bonus amount expressed as a percentage of the NEO’s base salary. The Committee, and in the case of the NEOs other than the President and CEO in consultation with our President and CEO, determines the target bonus percentages based on its assessment of the Executive Compensation impact each position has on the Company’s performance and compensation data from the Peer Group Companies and Survey Companies (where peer proxy data is not available). For fiscal year 2023, target awards ranged from 90% to 130% of NEO base salaries. However, in recognition of the tough macroeconomic environment and the Company’s focus on increasing profitability, the Compensation Committee utilized its discretion and capped the cash incentive compensation of the NEOs other than Mr. Locoh-Donou at 30% of target and at 0% of target in the case of Mr. Locoh-Donou. The table below sets forth the actual attainment for each NEO as well as the capped amount.
	Base Salary Annual Rate ($)	Incentive Plan Target as a % of Base Salary	Incentive Plan Maximum as a % of Base Salary	Attainment as % of Target(1)	Compensation Committee- Imposed Cap	Actual ($)
François Locoh-Donou	$962,000	130%	260%	85.6%	0%	$0
Frank Pelzer	$562,000	90%	180%	85.6%	30%	$151,740
Tom Fountain	$582,000	100%	200%	85.6%	30%	$174,600
Kara Sprague	$525,000	90%	180%	85.6%	30%	$141,750
Chad Whalen	$499,000	100%	200%	85.6%	30%	$149,700
1.	Rounded to nearest tenth of a percent.
Fiscal Year 2023 Performance Metrics
In alignment with the Company’s commitments to its ESG initiatives, and to continue to make F5 a more diverse and inclusive place to work, the Committee continued to include quantitative diversity
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and inclusion (“D&I”) metrics to its executive officers’ fiscal year 2023 annual cash incentive program. As described above in “Corporate Governance - Social - Diversity and Inclusion,” the Company believes our differences—when embraced with humility and respect—drive smarter decisions, increased innovation, stronger performance, and a culture where everyone can be themselves and reach their full potential.
The metrics for the annual cash incentive program were 60% based on the Company achieving target revenue for the fiscal year, 30% based on the Company achieving target EBITDA for the fiscal year, and 10% based on the Company achieving target growth in D&I representation. The formula is more heavily weighted toward revenue growth based on the Company’s belief that revenue growth is a key driver of shareholder return. The focus on revenue growth balanced by the EBITDA and D&I targets ensures that the Company appropriately manages operating risks, avoids excessive risk-taking, and maintains its gross margin and operating margin targets while building a company culture of belonging and representation. The Company believes these targets appropriately reflect and address the interests of our shareholders and promote the Company’s business strategies and objectives. Accordingly, the Committee approved these targets as metrics for the cash annual incentive program.
The Committee determines each target and will not pay cash incentive bonuses with respect to the revenue and EBITDA performance goals unless at least 80% of the applicable target goal is achieved. Payment with respect to the revenue and EBITDA performance goals are linear above 80% of the applicable target goal and subject to a 200% cap. Each revenue and EBITDA goal is evaluated individually and to earn more than 100%, the aggregate results for both revenue and EBITDA performance goals must equal or exceed 100% of the applicable target goal.
The D&I performance goal is weighted in four equal parts consisting of growth of global female employees, growth of U.S. Black employees, growth of U.S. Hispanic/Latino(a) employees (“Diversity Goals”) and a favorable global belonging score (“Inclusion Goal”) returned in the most recent employee survey results. The attainment for the Diversity Goals is straight-line for growth over the baseline and subject to the 200% cap. The Inclusion Goal is subject to a 70% achievement threshold providing for a 50% payout and paid linear between threshold and target performance and paid linear above the applicable target and subject to the 200% cap at a 90% achievement level.
For example, if 90% of the revenue goal, 85% of the EBITDA goal and 80% of the D&I goal are achieved, the annual cash incentive bonus is paid out at 87.5%. If 90% of the revenue goal, 150% of the EBITDA goal and 110% of the D&I goal are achieved the annual cash incentive bonus with respect to the aggregate of the revenue and EBITDA performance goals are capped at 100% and the annual cash incentive bonus is paid out at 110%. If 100% of the revenue goal, 120% of the EBITDA goal and 110% of the D&I goal are achieved, the annual cash incentive bonus is paid out at 107% since both revenue and EBITDA goals were achieved at 100% or more.
	Weight	Performance Formula Examples
% of Revenue Target Achieved	60%	90	90	100	70	70
% of EBITDA Target Achieved	30%	85	150	120	90	75
% of Diversity and Inclusion Target Achieved	10%	80	110	110	65	65
Total % Achieved		87.5	110.0	107.0	33.5	6.5
For fiscal year 2023, the annual revenue target was $3,000 million and the annual EBITDA target was $652.7 million. (The EBITDA target was adjusted downward from $696.2 million to reflect extraordinary charges associated with certain acquisition and restructuring related costs which are non-recurring and which the Company believes are not reflective of the overall performance.)
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The diversity metric was based on driving percentage growth targets in fiscal year 2023 compared to fiscal year 2022, including increasing our Black representation by 14.7% (+0.5% target growth) and Latino(a) representation by 5.7% (+0.3% target growth) in the United States and increasing our female representation by 5.1% (+1.3% target growth) globally (“Diversity Goals”). Percentage growth for the Diversity Goals is determined without regard to any acquisitions or similar transactions during the fiscal year. The inclusion metric was based on an 80% target global belonging engagement survey favorability score.
These metrics were set at a level that the Committee believes would require solid execution by the executive team, and, if achieved, will contribute to growing shareholder value.
In fiscal year 2023, the Company achieved 93.8% of the annual revenue target, 89.5% of the annual EBITDA target, and 25% of the D&I target and, as a result, the executive officers earned 85.6% of their total target cash incentive bonus. Despite these achievements the Compensation Committee capped the NEO cash incentive bonuses at 30% of target for the NEOs other than Mr. Locoh-Donou and at 0% for Mr. Locoh-Donou.
2023 Cash Incentive Award
Performance measure	Weighting	Threshold	Target	Maximum	Actual	Attainment as a % of Target(1)
Revenue	60%	$2,400.0M	$3,000.0M	$6,000.0M	$2,813.2M	93.8%
EBITDA	30%	$522.2M	$652.7M	$1,305.4M	$584.4M	89.5%
Diversity and Inclusion	10%					25.0%
Global Female Diversity Goal	2.5%	25.3%	+1.3%	+2.6%	+0%	0%
U.S. Black Diversity Goal	2.5%	3.4%	+0.5%	+1.0%	+0.1%	20%
U.S. Hispanic/Latino(a) Diversity Goal	2.5%	5.3%	+0.3%	+.6%	-.1%	0%
Inclusion Goal	2.5%	70%	80%	90%	76%	80%
Cash bonus as a % of target						85.6%(2)
1.	Rounded to nearest tenth of a percent.
2.	The Compensation Committee capped the NEO cash incentive bonuses at 30% of target for the NEOs other than Mr. Locoh-Donou and at 0% for Mr. Locoh-Donou
Equity Compensation
To further align the compensation of the Company’s executive officers with the creation of shareholder value, the Company grants to its NEOs long-term incentive compensation composed of equity compensation that is both performance-based and time-based (the “LTI Grants”). The Committee evaluates market conditions for executive compensation in determining the levels of LTI Grants for each of the NEOs (see section entitled “Factors Considered by The Committee in Establishing Executive Compensation – Market Analysis”). The Committee believes that equity ownership aligns the interests of executive officers with those of shareholders and provides significant motivation to executive officers to maximize value for the Company’s shareholders.
The Committee periodically approves grants of equity-based compensation in the form of RSUs under the Company’s equity incentive plan. Beginning in fiscal year 2022, to reflect a greater emphasis on pay for performance, we increased the performance-based portion of the Chief Executive Officer’s target equity award from 50% to 60%. For fiscal year 2023, the RSUs were 50% time-based for NEOs other than the CEO (40% for the CEO), vesting over three years in equal
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quarterly increments, and 50% performance-based for NEOs other than the CEO (60% for the CEO), vesting over three years annually, subject to the Company achieving specified performance targets over the three-year period following the awards (the “2023 Performance Awards”). The Committee considers the following factors in determining the size of the grants:
•	Relative position and responsibilities of each NEO,
•	Previous and expected contributions of each officer to the Company’s success, and
•	Equity compensation data from peer group companies provided by the independent compensation consultant, including data at the 25th, 50th, and 75th percentiles.
The Board of Directors has adopted a “Policy Regarding the Granting of Equity-Based Compensation Awards,” which provides that the Committee or the Board of Directors, as applicable, will approve equity awards to current employees and service providers (other than newly promoted individuals and non-employee directors) on an annual basis on the first business day in November. A copy of this Policy may be found under the “Company — Investor Relations — ESG — Governance Documents” section of the Company’s website.
Fiscal Year 2023 Equity Awards
For fiscal year 2023, the Committee made annual equity awards (2023 Equity Award) to the NEOs as set forth below.
	2023 Service- Based Equity Awards	2023 Performance- Based Equity Awards	2023 Annual Target Value
François Locoh-Donou	30,442	45,662	$11,000,072
Frank Pelzer	9,686	9,686	$2,800,029
Tom Fountain	12,108	12,108	$3,500,036
Kara Sprague	13,146	13,146	$3,800,101
Chad Whalen	11,416	11,416	$3,300,137
The annual equity awards to Messrs. Pelzer, Fountain, Whalen, and Ms. Sprague vest over three years, with 50% of the awards vesting in equal quarterly increments. The other 50% of the awards are performance-based and vest in three equal (at target) annual increments subject to the achievement of performance-based goals as set forth below. The annual equity award to Mr. Locoh-Donou vests over three years, with 40% of the award vesting in equal quarterly increments. The other 60% of the award is performance-based and vests in three equal (at target) annual increments subject to the achievement of performance-based goals as set forth below.
Performance Metrics
The Committee worked in conjunction with its independent compensation consultants to choose the performance goals for the LTI performance-based RSUs. In accordance with the Company’s stated growth strategy, the Committee believes that top line revenue growth continues to be a primary driver of shareholder value creation. The Committee believes that revenue growth is the most heavily weighted measure for shareholder value creation and as such it furthers the shared interests of the Company’s executive officers and shareholders. In addition, the Committee recognized the significant transformation of its business to be software and SaaS led as well as investor sentiment regarding the prior inclusion of the software growth metric and renewed focus on profitability in the current macroenvironment, and therefore replaced the software revenue growth performance metric with an Earnings Per Share (EPS) metric. Finally, to continue to align executive compensation with shareholder returns, the Committee used a relative TSR metric as benchmarked against the S&P 500. The TSR metric is measured over two and three years for outstanding awards.
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Executive Compensation
One third of the 2023 Performance Awards vested on November 1, 2023, based on achieving the goals set forth below. The remaining two thirds of the awards are subject to vesting annually thereafter based on achieving performance goals established by the Committee. The Committee established the following performance metrics for the 2023 Performance Awards and the fiscal 2023 vesting of the equity awards made to NEOs in fiscal years 2022 and 2021 (2022 and 2021 Performance Awards):
•	50% of the goal was based on the Company achieving target GAAP revenue for the fiscal year;
•
25% of the goal was based on the Company achieving target Non-GAAP earnings per share (“EPS”) for the fiscal year. The EPS metric is computed by dividing non-GAAP net income by the weighted average number of shares of Common Stock and dilutive Common Stock equivalents outstanding during the fiscal year. Non-GAAP net income excludes, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits and is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used this non-GAAP net income instead of GAAP net income to calculate the Company’s tax liability; and

•
25% of the 2023 Performance Award goal was based on one-year relative TSR benchmarked against the S&P 500 Index, 25% of the 2022 Performance Award was based on a two-year relative TSR, and 25% of the 2021 Performance Award was based on a three-year relative TSR as established by the Committee in fiscal year 2023, 2022, and 2021, respectively.

The threshold, target, and maximum goals and payout levels for these metrics are set forth below:
Level	Total Revenue Metric	% Payout	EPS Metric	% Payout	Relative TSR Percentile Rank Metric	% Payout(1)
Threshold	$2,400B	80%	$10.35	90%	25th	50%
Target	$3,000B	100%	$11.50	100%	50th	100%
Maximum	$6,000B	200%	$12.65	110%	>75th	200%
2023 Actual	$2,813.2B	93.8%	$11.70	117.4%	48th	95.4%
1.	Rounded to nearest tenth of a percent.
Vesting and payment with respect to each 2023, 2022, and 2021 Performance Award goal is subject to meeting the threshold level and is measured linearly above the threshold of the applicable goal. Each goal is capped at achievement of 200% payout.
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For the fiscal years 2021, 2022, and 2023 Performance Awards, the executive officers achieved the following:

Metric	2021 (3yr TSR)	2022 (2yr TSR)	2023 (1yr TSR)
TSR	24.86%	(21.30)%	10.19%
Percentile	48th	24th	48th
TSR Payout(1)	95.5%	0%	95.4%
1.	Rounded to nearest tenth of a percent.
•
Based on the relative weighting of each goal, the total achievement was 100.1% for the 2023 Performance Award, 76.3% for the 2022 Performance Award, and 100.1% for the 2021 Performance Award as illustrated below.

As noted in the section above on “Compensation Philosophy,” the Committee believes this performance formula has contributed to the Company’s financial performance and is of crucial importance in maintaining and growing shareholder value and furthering the shared interests of the Company’s executive officers and shareholders. The performance-based equity incentive compensation is paid out on a linear basis above threshold, setting up the executive officers’ total direct compensation to be reduced significantly if the Company has poor operating results. Since the performance formula does not include any multipliers or other accelerators and each goal is capped at achievement of 200% payout, the performance formula limits to a reasonable and foreseeable level the amount of performance-based equity incentive compensation paid in the case of strong operating results exceeding the targets.
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Executive Compensation
The performance formula and targets represent key metrics by which the Company is evaluated and provide an appropriate and effective balance of performance incentives to focus and motivate executive officers to maximize value for the Company’s shareholders without excessive risk-taking. Equity awards not earned for any performance period are forfeited. Generally, an NEO must be employed by the Company or its affiliates on each vesting date to receive the shares of Common Stock issuable on that date.
The grant date fair value of equity incentive awards reported in the Grants of Plan-Based Awards in Fiscal 2023 Table is based on the closing price of the Common Stock on the accounting grant date, which, in the case of portions of the later tranches of portions of the performance-based equity awards, is later than the date the Committee determines the number of shares underlying the annual awards to executives. Therefore, the Table includes the cumulative value of a portion of performance-based equity awards issued in fiscal years 2021, and 2022, as reflected in footnotes (3) and (5) in the Table.
Footnotes (4) and (5) of the Grants of Plan-Based Awards Table in Fiscal Year 2023 include additional information regarding the performance-based equity compensation program in fiscal year 2023.
Factors Considered by The Committee in Establishing Executive Compensation
Market Analysis

The Committee conducts an annual review of the executive compensation program and uses peer and survey group data to help set proper compensation levels. The Committee retained an outside independent compensation consultant to assist it in this review and to conduct a competitive review of the total direct compensation (cash and equity compensation) for the Company’s executive officers for fiscal year 2023. The Committee instructed the independent compensation consultant to collect base salary, total cash, long-term incentive, and total direct compensation data and to analyze and compare on a pay rank and position basis our executive officers’ compensation with the compensation paid to comparable executives. The consultant used Proxy Statement data from the companies in the peer group it developed that the Committee approved, as well as survey data.

To assess the competitive market pay levels for the Company’s NEOs, the Committee asked its independent compensation consultant to review and update the Company’s peer group for fiscal year 2023 to:
•	ensure it consisted of organizations that are comparable to the Company in terms of complexity of operations and size;
•	compare each of the executive positions to positions in the peer group as well as positions in a survey prepared for the Company by Radford; and
•	gather and analyze compensation data from the peer group proxies and published survey sources, and provide an analysis of realized pay trends for the Company’s executive officers.
The Committee reviewed this data and the recommendations of the independent compensation consultant and evaluated these inputs in the context of its compensation philosophy and historical pay practices. Based on this review, the Committee established the fiscal year 2023 compensation program for the NEOs.
In reviewing the peer group, the Committee focused on companies that the Company competes with in the marketplace and for talent, as well as other factors identified by the independent compensation consultant. In addition, the Company’s continued growth, expanding business model, and software and security focus led the Committee to conclude that a broad range of peer companies was appropriate and included a mix of larger and smaller companies. Company size both in terms of revenue and market capitalization were factors that were considered in choosing
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the peer group companies. The Committee also believed that other factors such as similar industry and operational focus, comparable business models, growth rates, competition for executive talent, and availability and quality of pay data were also relevant in evaluating the Peer Group Companies.
Based on this information and input from management, Mercer recommended that the Committee modify the set of peers for fiscal year 2023 by adding CrowdStrike Holdings, Inc. and Datadog, Inc. due to their alignment on revenue size, talent market and combined match to other industry peer group lists. Mercer also recommended removing Mandiant, Inc. and NetApp, Inc. due to their revenue size, and for NetApp, the lack of business alignment. The remaining peer set continued to be suitable for the Company in evaluating executive compensation practices. Accordingly, the Committee chose the following list of peer companies to analyze the Company’s executive compensation program for fiscal year 2023:
Akamai Technologies, Inc. Arista Networks, Inc. Autodesk, Inc. Cadence Design Systems, Inc. CheckPoint Software Technologies Ltd. Citrix Systems, Inc.	CrowdStrike Holdings, Inc. Datadog, Inc. Fortinet, Inc. Juniper Networks, Inc. Gen Digital, Inc. (formerly NortonLifeLock Inc.) Nutanix, Inc. Palo Alto Networks, Inc.	ServiceNow, Inc. Splunk Inc. Synopsys, Inc. Teradata Corporation VeriSign, Inc. VMWare, Inc. Workday, Inc.
As of the date of the market analysis conducted by Mercer, the Company was positioned within the Peer Group Companies at the 37th percentile in revenues, 14th percentile in market capitalization, and 25th percentile in market capitalization to revenues. For fiscal year 2023, Mercer also reviewed with the Committee compensation data published in the Radford Survey for companies in the Company’s peer group. This data was used by the Company primarily as a competitive reference for positions below the executive officer level and as supplemental data where no proxy data was available.
Other Benefits and Perquisites
The Company’s executive officers participate in broad-based benefit plans and programs including a one-time wellness payment, that are available to other employees and are eligible for a communication stipend and an executive physical exam. The Company does not currently provide additional material perquisites for its executive officers.
Clawback Policy
During fiscal year 2023, the Company had in force a Board adopted Clawback Policy which generally provided that in the event of a restatement of the Company’s financial results (other than due to a change in applicable accounting rules or interpretations) the result of which is that any performance-based compensation (cash or equity) paid to a Company executive officer during the three years preceding the restatement would have been lower had it been calculated based on such restated results, the Committee will review the compensation. If the Committee determines that the amount of compensation actually paid or awarded to an executive officer (the “Awarded Compensation”) would have been lower had it been calculated based on the restated financial statement (the “Adjusted Compensation”), and that the executive officer engaged in intentional or unlawful misconduct that materially contributed to the need for the restatement, then the Committee may seek to recover for the benefit of the Company the excess of the Awarded Compensation over the Adjusted Compensation. The policy provides that the Committee will not seek recovery if it determines recovery would be unreasonable or contrary to the interests of the Company. In accordance with the implementing regulations of the Dodd-Frank Act and associated listing standards on October 20, 2023, the Board adopted a revised Clawback Policy that is
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compliant with those requirements. The revised Clawback Policy requires that in the event of a restatement of any financial measure used in determining performance-based compensation for the Company executives the Company will recover any payments to a Company executive in excess of what would have been received if determined based on the restated financial measure subject to limited exceptions as provided in the listing standards.
Stock Ownership and Stock Post-Vesting Holding Guidelines
The Committee established Stock Ownership and Stock Post-Vesting Holding Guidelines to promote a long-term perspective in managing the business, further align the interests of the executive officers and the Company’s shareholders, and reduce any incentive for excessive short-term risk taking. The guidelines provide for the following stock ownership:
President and Chief Executive Officer	5x base salary
All Other Executive Officers	2x base salary
Executive officers are required to achieve the ownership guidelines within three years after first being designated as an executive officer. Regardless of whether the multiple of base salary ownership guideline is met, Executive Officers are required to retain the Net Shares received as a result of the vesting of RSUs granted during fiscal year 2022 or thereafter for a minimum period of one year after such vesting. In addition, until the applicable ownership guideline is achieved, the stock holding provisions require executive officers to continue to retain even after the one-year post-vesting holding period, a number of shares equal to not less than 20% of the Net Shares received as the result of the vesting of any RSUs. “Net Shares” are those shares that remain after shares are sold to pay withholding taxes. Shares of Common Stock that count toward satisfaction of the guidelines include shares purchased on the open market, shares obtained through stock option exercises or under the Company’s Employee Stock Purchase Plan, shares obtained through grants of RSUs, and shares beneficially owned in a trust by a spouse and/or minor children. Shares owned by executive officers are valued at the greater of (i) the price at the time of acquisition/purchase or (ii) the current market value.
Hedging Policy
The Company considers it improper and inappropriate for any employee, officer, or director of the Company to engage in short-term or speculative transactions in the Company’s securities. As described above in “Corporate Governance – Derivatives Trading and Hedging Policy”, the Company’s “Insider Trading Policy” specifically prohibits directors, officers and other employees, and their family members, from engaging in short sales of the Company’s securities, transactions in puts, calls, or other derivative securities on an exchange or in any other organized market, and hedging transactions related to the Company’s securities. In addition, directors, officers, and other employees are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Each of the NEOs complied with this policy during fiscal year 2023 and has no Company securities pledged or in margin accounts.
Impact of Accounting and Tax Treatments of a Particular Form of Compensation
The accounting and tax treatment of the elements of our compensation program is one factor considered in the design of the program. Although the Committee may consider the impact of tax and accounting consequences when developing and implementing the Company’s executive compensation program, the Committee retains the flexibility to design and administer a compensation program that is in the best interests of the Company and its shareholders.

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Employment Contracts and Double-Trigger Change-of-Control Arrangements
After an extensive review process and in consultation with Willis Towers Watson and outside legal counsel, the Company entered into change-of-control agreements with each of the executive officers (the “Change of Control Agreement”) (See “Potential Payments Upon Termination or Change of Control”). The Committee recognizes that the threat or possibility of an acquisition by another company or some other change of control event can be a distraction and believes that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued full attention and dedication of the NEOs notwithstanding the possibility, threat, or occurrence of such an event. See the “2023 Potential Payments Upon Termination or Change of Control Table” for additional information regarding the potential payments and benefits that each NEO could receive under the change-of-control agreements. The change-of-control agreements feature a “double trigger” in that the executive officer will not receive the severance amount unless their employment is terminated under certain circumstance within two years after the change of control event. The RSU grant agreements issued to our NEOs provide that upon certain changes of control of the Company the vesting of outstanding and unvested RSUs will accelerate and the RSUs will become fully vested. We believe that the change-of-control provisions provide an additional tool for attracting and retaining key executive officers.

In addition to the foregoing, the Company provided Mr. Locoh-Donou with a written agreement providing that should the Company terminate Mr. Locoh-Donou without “Cause” as that term is defined in the Company’s standard form Change-of-Control agreement, or for “Good Reason” as described in his offer letter and further described in the section entitled “Potential Payments Upon Termination or Change of Control” below, it would pay him a severance amount equal to his first year salary and executive incentive compensation at target as well as the vesting of equity set to vest within the next six months following his termination or payment in lieu of such vest at the discretion of the Committee. Such payments are subject to Mr. Locoh-Donou’s resignation from the Board of Directors and compliance with a one-year non-competition agreement. There are currently no other written employment contracts providing severance to any of the NEOs. Each such officer is an “at-will” employee, and his or her employment may be terminated anytime with or without cause. In recognition of an executive officer’s service and contributions to the Company’s success, the Company may enter into a separation agreement with an executive officer. These agreements also include other customary terms and conditions, such as releases, and may also require the former executive to provide certain transition services or covenants not to compete at the request of the Company.
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Summary Compensation Table
The following table sets forth information concerning compensation for services rendered to us by (a) our Chief Executive Officer in fiscal year 2023, (b) our Chief Financial Officer (the “CFO”) and (c) our three other most highly compensated executive officers who were serving as our executive officers at the end of fiscal year 2023. These executive officers are collectively hereinafter referred to as the “Named Executive Officers” or “NEOs.”

Summary Compensation Table for Fiscal Year 2023
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
François Locoh-Donou President and Chief Executive Officer	2023	962,000	—	9,853,662	—	41,104	10,856,766
	2022	925,000	—	10,824,280	1,069,162	5,420	12,823,862
	2021	875,000	—	9,406,895	1,183,431	4,400	11,469,726
Frank Pelzer Executive VP and Chief Financial Officer	2023	562,000	—	2,661,586	151,740	6,170	3,381,496
	2022	540,000		2,988,305	432,110	6,080	3,966,495
	2021	510,000	—	2,612,746	477,534	5,420	3,605,700
Tom Fountain Executive VP of Global Services and Chief Strategy Officer	2023	582,000	—	3,405,852	174,600	1,450	4,163,902
	2022	560,000	—	4,024,016	497,905	7,745	5,089,666
	2021	546,000	—	3,465,578	568,047	3,295	4,582,921
Kara Sprague Executive VP and Chief Product Officer	2023	525,000	—	3,491,814	141,750	16,754	4,175,318
	2022	500,000	—	3,629,135	400,102	5,420	4,534,657
	2021	490,000	—	2,635,287	458,807	5,420	3,589,514
Chad Whalen Executive VP of Worldwide Sales	2023	499,000	—	3,404,161	149,700	42,078	4,094,939
	2022	480,000	—	6,064,942	426,776	5,420	6,977,138
	2021	450,000	—	2,865,121	468,170	5,420	3, 788,711
1.
This column represents the aggregate grant date fair value of RSUs treated as granted to Named Executive Officers in the applicable year computed in accordance with Accounting Standards Codification Topic 718, Stock Compensation (ASC Topic 718) and determined as of the grant date under ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 “Summary of Significant Accounting Policies — Stock-based Compensation” and note 10 “Stock-based Compensation” included in our financial statements in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2023. Additional information about the RSUs including maximum opportunity appears in the Compensation Discussion and Analysis and in the Grants of Plan-Based Awards table and related narrative.

2.
This column represents the total cash incentive bonus paid to the Named Executive Officers for fiscal year 2023 under the Incentive Plan. For additional information, see the discussion of the cash incentive bonus set forth in the Compensation Discussion and Analysis and footnote (2) of the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

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3.	Items in the “All Other Compensation” column are outlined in the following table:
Items in All Other Compensation Column for Fiscal Year 2023
Name	Company Contributions to 401(k) Plan	Communication Stipend	Total All Other Compensation
François Locoh-Donou*	$4,400	$1,050	$41,104
Frank Pelzer	$4,400	$1,770	$6,170
Tom Fountain	$0	$1,450	$1,450
Kara Sprague*	$4,400	$1,050	$16,754
Chad Whalen*	$4,400	$1,050	$42,078
*
Total All Other Compensation also includes $35,654 for Mr. Locoh-Donou and $36,628 for Mr. Whalen, and $11,254 for Ms. Sprague to attend an employee reward trip for high performing Company employees. For Ms. Sprague it also includes $50 for an annual parking stipend.

4.	The Company did not provide any options for the applicable fiscal years and does not have a pension or nonqualified deferred compensation plan.
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Grants of Plan-Based Awards in Fiscal Year 2023
			Estimated Possible Payouts Under Non-equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock Awards ($)(7)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
François Locoh-Donou	11/1/2022(1)	10/31/2022	—	—	—	—	—	—	30,442	4,400,087
	10/31/2022(1)(3)	10/31/2022	—	—	—	10,549	15,070	30,139	—	2,153,582
	11/1/2022(1)(4)	10/31/2022	—	—	—	13,699	22,831	45,662	—	3,299,993
			900,432	1,250,600	2,501,200	—	—	—	—	—
Frank Pelzer	11/1/2022(1)	10/31/2022	—	—	—	—	—	—	9,686	1,400,014
	10/31/2022(1)(3)	10/31/2022	—	—	—	2,751	3,930	7,859	—	561,565
	11/1/2022(1)(4)	10/31/2022	—	—	—	2,906	4,843	9,686	—	700,007
			364,176	505,800	1,011,600	—	—	—	—	—
Tom Fountain	11/1/2022(1)	10/31/2022	—	—	—	—	—	—	12,108	1,750,090
	10/31/2022(1)(3)	10/31/2022	—	—	—	3,824	5,463	10,926	—	780,717
	11/1/2022(1)(4)	10/31/2022	—	—	—	3,632	6,054	12,108	—	875,045
			419,040	582,000	1,164,000	—	—	—	—	—
Kara Sprague	11/1/2022(1)	10/31/2022	—	—	—	—	—	—	13,146	1,900,123
	10/31/2022(1)(3)	10/31/2022	—	—	—	3,143	4,490	8,980	—	641,630
	11/1/2022(1)(4)	10/31/2022	—	—	—	3,944	6,573	13,146	—	950,061
			340,200	472,500	945,000	—	—	—	—	—
Chad Whalen	11/1/2022(1)	10/31/2022	—	—	—	—	—	—	11,416	1,650,069
	10/31/2022(1)(3)	10/31/2022	—	—	—	4,551	6,501	13,002	—	929,058
	11/1/2022(1)(4)	10/31/2022	—	—	—	3,425	5,708	11,416	—	825,034
			359,280	499,000	998,000	—	—	—	—	—
1.	RSUs granted under the F5, Inc. Incentive Plan. No options were granted to the NEOs in fiscal year 2023.
2.	Represents the cash incentive bonus opportunity for fiscal year 2023 under the Incentive Plan. The cash incentive bonus opportunity is a percentage of base salary for the fiscal year,
60% of the cash incentive bonus is based on the Company achieving target revenue for the fiscal year, 30% is based on the Company achieving target EBITDA for the fiscal year and 10% is based on the Company achieving target growth in D&I. No cash incentive bonus with respect to the revenue and EBITDA performance goals will be paid for results less than 80% of an applicable target. Payment with respect to the revenue and EBITDA performance goals are linear above 80% of the applicable target goal and subject to a 200% cap. Payment with respect to the Diversity Goals is straight-line for growth over the baseline subject to the 200% cap and the Inclusion Goal is subject to a 70% achievement threshold and paid linear above the applicable target and subject to the 200% cap at a 90% achievement level. The actual cash incentive bonus earned for fiscal year 2023 is set forth above in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2023 and reflects the decision of the Compensation Committee to cap the NEO cash incentive bonuses at 30% of target for the NEOs other than Mr. Locoh-Donou and 0% for Mr. Locoh-Donou. More details regarding the cash incentive bonus is set forth in the Compensation Discussion and Analysis.
3.
Represents (i) the second year performance portion of the revenue metric and transformation metric of the annual equity awards issued to all NEOs in fiscal year 2022 (12.5% of the total annual equity awards issued in fiscal year 2022)(the “2022 Performance Award”), the (ii) third year performance portion of the revenue and transformation metric of the annual equity awards issued to all NEOs in fiscal year 2021 (12.5% of the

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total annual equity awards issued in fiscal year 2021)(the “2021 Performance Award”) and the second year performance portion of the revenue metric and transformation metric of the performance-based equity award issued to Mr. Whalen in fiscal year 2022 (12.5% of the total equity award issued to Mr. Whalen in February 2022) (the “Whalen Performance Award”). Under ASC Topic 718, these performance awards are treated as grants in fiscal year 2023 as the applicable performance targets were set in fiscal year 2023. The closing price of the Common Stock on the grant date of October 31, 2022 was $142.91.
4.
The performance-based annual equity awards issued to each NEO in fiscal year 2023 vest annually over three years, until such portion of the grant is fully vested on November 1, 2025. The Estimated Possible Payouts Under Equity Incentive Plan Awards is set forth for the first year performance portion of the revenue metric (8.333% of the total equity awards issued in fiscal year 2023), first year performance portion of the transformation metric (4.166% of the total equity awards issued in fiscal year 2023) and all three years performance portion of the TSR metric (12.5% of the total equity awards issued in fiscal year 2023) for the equity awards issued in fiscal year 2023 (25% of the total equity awards issued in fiscal year 2023) (the “2023 Performance Award”). The closing price of the Common Stock on the grant date of November 1, 2022 was $144.54.

5.
60% for Mr. Locoh-Donou and 50% for all other NEOs 2022 and 2023 Performance Award and 50% of the 2021 and 2022 Performance Award goal is based on the Company achieving target GAAP revenue for the 2023 fiscal year and 25% of the goal is based on the Company achieving target Non-GAAP EPS for the fiscal year 2023. Relative TSR to the S&P 500 Index is weighted as 25% of the goal for all fiscal years within the performance period of the 2023 Performance Award.

6.
Represents the service-based 50% of the annual equity awards issued on November 1, 2022 to each of Messrs. Pelzer, Fountain, and Whalen and Ms. Sprague; and represents the service-based 40% of the annual equity award issued to Mr. Locoh-Donou. The annual equity award vests in equal quarterly increments over three years, until such portion of the grant is fully vested on November 1, 2025.

7.
This column represents the aggregate grant date fair value of the RSUs treated as granted to NEOs in fiscal year 2023, computed in accordance with ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, please refer to note 1 “Summary of Significant Accounting Policies — Stock-based Compensation” and note 10 “Stock-based Compensation” in our financial statements included in our Annual Report to Shareholders on Form 10-K for the fiscal year ended September 30, 2023.

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Outstanding Equity Awards at September 30, 2023
	Stock Awards(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
François Locoh-Donou	33,279(2)	5,362,578	75,053(8)	12,094,040
Frank Pelzer	10,513(3)	1,694,065	16,863(9)	2,717,304
Tom Fountain	13,615(4)	2,193,921	22,104(10)	3,561,839
Kara Sprague	13,915(5)	2,242,263	21,690(11)	3,495,127
Chad Whalen	17,536(6)	2,825,751	25,069(12)	4,039,619
1.	No NEO had options outstanding at September 30, 2023.
2.
Composed of the following equity awards: (i) 2,699 RSUs which vest in equal quarterly increments through November 1, 2023; (ii) 7,748 RSUs which vest in equal quarter increments through November 1, 2024; and (iii) 22,832 RSUs from the annual equity award issued in fiscal year 2023 as set forth in footnote (6) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table which vest in equal quarterly increments through November 1, 2025.

3.
Composed of the following equity awards: (i) 826 RSUs which vest in equal quarterly increments through November 1, 2023; (ii) 2,422 RSUs which vest in equal quarterly increments through November 1, 2024; and (iii) 7,265 RSUs from the annual equity award issued in fiscal year 2023 as set forth in footnote (6) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table which vest in equal quarterly increments through November 1, 2025.

4.
Composed of the following equity awards: (i) 1,144 RSUs which vest in equal quarterly increments through November 1, 2023; (ii) 3,390 RSUs which vest in equal quarterly increments through November 1, 2024; and (iii) 9,081 RSUs from the annual equity award issued in fiscal year 2023 as set forth in footnote (6) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table which vest in equal quarterly increments through November 1, 2025.

5.
Composed of the following equity awards: (i) 858 RSUs which vest in equal quarterly increments through November 1, 2023; (ii) 3,197 RSUs which vest in equal quarterly increments through November 1, 2024; and (iii) 9,860 RSUs from the annual equity award issued in fiscal year 2023 as set forth in footnote (6) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table which vest in equal quarterly increments through November 1, 2025.

6.
Composed of the following equity awards: (i) 921 RSUs which vest in equal quarterly increments through November 1, 2023; (ii) 3,197 RSUs which vest in equal quarterly increments through November 1, 2024; (iii) 4,856 RSUs from Mr. Whalen’s February 1, 2022 equity award issued in fiscal 2022 which vests in equal annual increments through February 1, 2025; and (iv) 8,562 RSUs from the annual equity award issued in fiscal year 2023 as set forth in footnote (6) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table which vest in equal quarterly increments through November 1, 2025.

7.	Calculated by multiplying the number of unvested RSUs held by the NEO by the closing price of the Common Stock ($161.14) on September 29, 2023.
8.
Composed of the following equity awards: (i) 10,796 RSUs from the annual equity award issued in fiscal year 2021 which vest in equal annual installments through November 1, 2023; (ii) 18,595 RSUs from the annual equity award issued in fiscal year 2022 which vest in equal annual installments through November 1, 2024; and (iii) 45,662 RSUs from the annual equity award issued in fiscal year 2023 which vest in equal annual installments through November 1, 2025, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2021, 2022, and 2023 for which the performance criteria have not been established as of September 30, 2023 have been treated as outstanding at target for purposes of this table but are not yet treated as granted under ASC Topic 718.

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9.
Composed of the following equity awards: (i) 3,303 RSUs from the annual equity award issued in fiscal year 2021 which vest in equal annual installments through November 1, 2023; (ii) 3,874 RSUs from the annual equity award issued in fiscal year 2022 which vest in equal annual installments through November 1, 2024; and (iii) 9,686 RSUs from the annual equity award issued in fiscal year 2023 which vest in equal annual installments through November 1, 2025, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2021, 2022, and 2023 for which the performance criteria have not been established as of September 30, 2023 have been treated as outstanding at target for purposes of this table but are not yet treated as granted under ASC Topic 718.

10.
Composed of the following equity awards: (i) 4,573 RSUs from the annual equity award issued in fiscal year 2021 which vest in equal annual installments through November 1, 2023; (ii) 5,423 RSUs from the annual equity award issued in fiscal year 2022 which vest in equal annual installments through November 1, 2024; and (iii) 12,108 RSUs from the annual equity award issued in fiscal year 2023 which vest in equal annual installments through November 1, 2025, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2021, 2022, and 2023 for which the performance criteria have not been established as of September 30, 2023 have been treated as outstanding at target for purposes of this table but are not yet treated as granted under ASC Topic 718.

11.
Composed of the following equity awards: (i) 3,430 RSUs from the annual equity award issued in fiscal year 2021 which vest in equal annual installments through November 1, 2023; (ii) 5,114 RSUs from the annual equity award issued in fiscal year 2022 which vest in equal annual installments through November 1, 2024; and (iii) 13,146 RSUs from the annual equity award issued in fiscal year 2023 which vest in equal annual installments through November 1, 2025, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2021, 2022, and 2023 for which the performance criteria have not been established as of September 30, 2023 have been treated as outstanding at target for purposes of this table but are not yet treated as granted under ASC Topic 718.

12.
Composed of the following equity awards: (i) 3,684 RSUs from the annual equity award issued in fiscal year 2021 which vest in equal annual installments through November 1, 2023; (ii) 5,114 RSUs from the annual equity award issued in fiscal year 2022 which vest in equal annual installments through November 1, 2024; (iii) 4,855 RSUs from Mr. Whalen’s February 1, 2022 equity award issued in fiscal year 2022 which vest in equal annual installments through February 1, 2025; and (iv) 11,416 RSUs from the annual equity award issued in fiscal year 2023 which vest in equal annual installments through November 1, 2025, subject to the Company achieving performance criteria and assuming target payout. The RSUs from the annual equity awards issued in fiscal years 2021, 2022, and 2023 for which the performance criteria have not been established as of September 30, 2023 have been treated as outstanding at target for purposes of this table but are not yet treated as granted under ASC Topic 718.

Option Exercises and Stock Vested in Fiscal Year 2023
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
François Locoh-Donou	53,829	$7,854,181
Frank Pelzer	15,909	$2,322,509
Tom Fountain	20,696	$3,022,162
Kara Sprague	17,987	$2,628,001
Chad Whalen	22,610	$3,320,214
1.	There were no option exercises in fiscal year 2023.
2.	Amounts reflect the closing price of the Common Stock on the day the stock award vested, multiplied by the number of shares.
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Potential Payments Upon Termination or Change of Control	Each of our Named Executive Officers is an “at-will” employee, and his or her employment may be terminated at any time with or without cause.

The Company has entered into change of control agreements with Messrs. Locoh-Donou, Pelzer, Fountain and Whalen and Ms. Sprague. These change of control agreements are “double trigger” agreements which provide a protection period of two years after a change of control during which the Named Executive Officer’s annual base salary and annual target incentive bonus cannot be reduced. In addition, each change of control agreement entitles the executive officer to severance benefits if his or her employment with the Company is terminated within two years after a change of control of the Company, unless such termination is (i) due to death or total disability, (ii) by the Company for cause, or (iii) by the executive officer without good reason. The amount of severance payable to Mr. Locoh-Donou will be equal to two times, and in the case of the other Named Executive Officers one time the sum of the executive officer’s (a) annual salary at the highest rate in effect in the 12 months preceding the change of control date and (b) highest annual target incentive bonus in effect in the 12 months preceding the change of control date. In addition, each Named Executive Officer will be entitled to a pro-rata annual bonus for the year in which his or her termination of employment occurs, and payment by the Company of premiums for health insurance benefit continuation for one year after termination of the Named Executive Officer’s employment, outplacement services for a period of up to 12 months with a cost to the Company of up to $25,000, and vesting of equity awards. The change of control agreements do not include a tax gross up payment provision. If payments under the change of control agreements or otherwise would subject a Named Executive Officer to the IRS parachute excise tax, the Company would then either (i) reduce the payments to the largest portion of the payments that would result in no portion of the payments being subject to the parachute excise tax or (ii) pay the full amount of such payments, whichever is better on an after-tax basis for the Named Executive Officer.

For purposes of the change of control agreements, a “change of control” is generally defined as (i) acquisition of beneficial ownership of at least 30% of our outstanding shares; (ii) the incumbent directors or those they approve cease to constitute a majority of the Board of Directors; (iii) a consummation of a reorganization, merger, or consolidation unless, following such transaction: (A) more than 50% of the shares after the transaction are beneficially owned by persons who owned shares prior to the transaction in substantially the same proportions, (B) the incumbent Board members constitute more than 50% of the members of the Board, and (C) no person newly acquires beneficial ownership of at least 30% of the shares; (iv) the sale or other disposition of all or substantially all of our assets unless the conditions described above in (A), (B) and (C) are satisfied with respect to the entity which acquires such assets; or (v) our liquidation or dissolution. In addition, the RSU grant agreements issued to our Named Executive Officers provide that upon certain changes in control of the Company the vesting of outstanding and unvested RSUs will accelerate and such RSUs will become fully vested. Named Executive Officers held no outstanding options as of September 30, 2023.
58	Fiscal Year 2023 Proxy Statement

Executive Compensation
The following table sets forth an estimate of the payments and benefits that each Named Executive Officer would have received if a change of control of the Company occurred on September 30, 2023 and termination of employment occurred immediately thereafter.
2023 Potential Payments Upon Termination After a Change of Control Table(1)
Name	Benefit	Termination After Change of Control ($)(4)
François Locoh-Donou	Severance amount(2)	4,425,200
	Accelerated vesting of RSUs(3)	17,456,618
	Benefit coverage continuation	32,717
	Outplacement services	25,000
	Total	21,939,535
Frank Pelzer	Severance amount(2)	1,067,800
	Accelerated vesting of RSUs(3)	4,411,369
	Benefit coverage continuation	32,717
	Outplacement services	25,000
	Total	5,536,886
Tom Fountain	Severance amount(2)	1,164,000
	Accelerated vesting of RSUs(3)	5,755,760
	Benefit coverage continuation	32,717
	Outplacement services	25,000
	Total	6,977,477
Kara Sprague	Severance amount(2)	997,500
	Accelerated vesting of RSUs(3)	5,737,390
	Benefit coverage continuation	10,859
	Outplacement services	25,000
	Total	6,770,749
Chad Whalen	Severance amount(2)	998,000
	Accelerated vesting of RSUs(3)	6,865,370
	Benefit coverage continuation	32,717
	Outplacement services	25,000
	Total	7,921,087
1.
Assumes termination and change in control occurred on September 30, 2023. Because termination of employment is assumed to have occurred on September 30, 2023 (the end of the fiscal year), the prorated bonus otherwise payable upon a termination without cause or for good reason is not reflected in the table above. Payments and benefits provided on a nondiscriminatory basis to employees upon termination of employment are also not set forth in the table including accrued salary, accrued but unused paid time off and distributions of plan balances under our 401(k) plan.

2.	The severance amount is the product of (a) annual salary and annual target incentive bonus, times (b) two for Mr. Locoh-Donou and one for the other Named Executive Officers.
3.	Calculated by multiplying the number of unvested RSUs (assuming performance-based RSUs at target) held by the NEO by the closing price of the Common Stock ($161.14) on September 29, 2023.
4.
Amounts in the column “Termination after Change in Control” reflect amounts payable to the NEOs if terminated within two years after a change of control. Note that the acceleration of RSUs occurs upon a Change of Control regardless of whether employment is terminated.

Fiscal Year 2023 Proxy Statement	59

Executive Compensation
Mr. Locoh-Donou’s employment is at-will and if the Company terminates Mr. Locoh-Donou’s employment without cause or he terminates his employment for good reason as defined in his employment offer letter, the Company will provide to Mr. Locoh-Donou: (1) an amount equal to his first year base salary and his executive cash incentive compensation calculated at target and (2) at the Company’s discretion, either (a) vesting of Mr. Locoh-Donou’s equity scheduled to vest in the six months following the termination date or (b) the payment of cash equal to the value of such equity as of the termination date. If on September 30, 2023 Mr. Locoh-Donou’s employment had been terminated without cause or he terminated his employment for good reason, he would have been paid severance of $1,794,567 and the RSUs scheduled to vest from October 1, 2023 through March 31, 2024 would at the Company’s discretion either vest or the Company would pay Mr. Locoh-Donou the cash value of such RSUs. 10,872 service-based RSUs and 33,128 performance-based RSUs would have vested in the six-month period following September 30, 2023 with such aggregate 44,000 RSUs valued at $7,090,160 based on the closing price of Common Stock as of September 29, 2023 ($161.14). Such payments are all contingent on Mr. Locoh-Donou’s compliance with certain non-competition restrictions for a period of 12 months following termination of employment described in his offer letter and his execution and the effectiveness of an appropriate general release of claims. The term “cause” shall have the meaning as defined in the change of control agreement referenced above and “good reason” shall have the meaning as defined in his offer letter. In no case shall Mr. Locoh-Donou be entitled to termination payments under both the offer letter and the change of control agreement.
Pay Ratio
As provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring companies to disclose the ratio of the median employee’s annual total compensation relative to the annual total compensation of the CEO. As disclosed in the “Summary Compensation Table” above, the fiscal year 2023 annual total compensation for our CEO was $10,856,766. We estimate that the fiscal year 2023 annual total compensation for the median of all employees, excluding our CEO, was $142,691. The resulting ratio of our CEO’s annual total compensation to that of the median of all employees, excluding our CEO, for fiscal year 2023 is 76 to 1.

We identified the median employee by (i) aggregating for each employee employed on September 30, 2023 (A) annual base salary for salaried employees or hourly rate multiplied by estimated work schedule for hourly and seasonal employees, in each case annualized for newly-hired employees, (B) target incentive compensation and (C) grant date fair market value of equity compensation, (ii) converting amounts from local currency to U.S. dollars and (iii) ranking this compensation measure for our employees other than our CEO from lowest to highest. We identified the employee with the median target compensation calculated as described in the preceding sentence. We calculated annual total compensation for the median employee using the same methodology used to calculate the “Total” column of the “Summary Compensation Table.”
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
60	Fiscal Year 2023 Proxy Statement

PAY VERSUS PERFORMANCE
In accordance with Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for Mr. Locoh-Donou, our President and CEO (referred to in the tables below and related information as our principal executive officer (“PEO”)) and Non-PEO NEOs and Company performance for the fiscal years listed below. For information regarding the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis.”

Pay-Versus Performance Table

Fiscal Year	Summary Compensation Table Total for François Locoh-Donou[1] ($)	Compensation Actually Paid to François Locoh- Donou[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Revenue ($ Millions)[5]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(d)	(e)	(f)	(g)	(h)	(i)
2023	10,856,765	13,807,880	3,953,914	4,619,933	131.25	145.50	394.9	2,813.2
2022	12,823,862	5,483,202	5,141,989	2,440,083	117.89	103.12	322.2	2,695.8
2021	11,469,726	21,786,280	4,137,411	7,165,279	161.91	128.90	331.2	2,603.4
1.	Mr. Locoh-Donou was our PEO for each fiscal year presented. The individuals comprising the Non-PEO NEOs for each fiscal year are listed below.

2021	2022	2023
Frank Pelzer	Frank Pelzer	Frank Pelzer
Tom Fountain	Tom Fountain	Tom Fountain
Chad Whalen	Kara Sprague	Kara Sprague
Haiyan Song	Chad Whalen	Chad Whalen
2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity award values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards” column are the amounts from the “Stock Awards” column set forth in the Summary Compensation Table for each applicable fiscal year.

Fiscal Year	Summary Compensation Table Total for François Locoh- Donou ($)	Exclusion of Stock Awards for François Locoh- Donou ($)	Inclusion of Equity Award Values for François Locoh- Donou ($)	Compensation Actually Paid to François Locoh- Donou ($)
2023	10,856,765	(9,853,662)	12,804,777	13,807,880
2022	12,823,862	(10,824,280)	3,483,620	5,483,202
2021	11,469,726	(9,406,895)	19,723,449	21,786,280
Fiscal Year 2023 Proxy Statement	61

Fiscal Year	Average Summary Compensation Table Total for Non- PEO NEOs ($)	Average Exclusion of Stock Awards for Non- PEO NEOs ($)	Average Inclusion of Equity Award Values for Non- PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	3,953,914	(3,240,854)	3,906,873	4,619,933
2022	5,141,989	(4,176,600)	1,474,694	2,440,083
2021	4,137,411	(3,110,895)	6,138,763	7,165,279
The amounts in the “Inclusion of Equity Award Values” column in the tables above are derived from the amounts set forth in the following tables:

Fiscal Year	Year-End Fair Value of Equity Awards Granted During Covered Fiscal Year That Remained Outstanding and Unvested as of Last Day of Covered Fiscal Year for François Locoh-Donou ($)	Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Covered Fiscal Year of Outstanding and Unvested Equity Awards Granted During Prior Fiscal Year for François Locoh- Donou ($)	Vesting-Date Fair Value of Equity Awards Granted During Covered Fiscal Year that Vested During Such Fiscal Year for François Locoh-Donou ($)
Change in Fair
Value from Last
Day of Prior Fiscal
Year to Vesting
Date of
Outstanding and
Unvested Equity
Awards Granted
During Prior Fiscal
Year that Vested
During Covered
Fiscal Year for
François Locoh-
Donou
($)
					Total Inclusion of Equity Award Values for François Locoh-Donou ($)
2023	11,552,949	87,091	1,127,521	37,216	12,804,777
2022	5,735,941	(3,479,315)	834,954	392,040	3,483,620
2021	12,257,628	3,880,825	1,591,188	1,993,808	19,723,449

Fiscal Year	Average Year-End Fair Value of Equity Awards Granted During Covered Fiscal Year That Remained Outstanding and Unvested as of Last Day of Covered Fiscal Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Fiscal Year to Last Day of Covered Fiscal Year of Outstanding and Unvested Equity Awards Granted During Prior Fiscal Year for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Covered Fiscal Year that Vested During Such Fiscal Year for Non-PEO NEOs ($)
Average Change in
Fair Value from
Last Day of Prior
Fiscal Year to
Vesting Date of
Outstanding and
Unvested Equity
Awards Granted
During Prior Fiscal
Year that Vested
During Covered
Fiscal Year for
Non-PEO NEOs
($)
					Total Average Inclusion of Equity Award Values for Non-PEO NEOs ($)
2023	3,398,975	58,807	429,229	19,862	3,906,873
2022	2,276,992	(1,207,583)	328,690	76,595	1,474,694
2021	4,166,776	1,050,416	425,851	495,720	6,138,763
4.
The Peer Group TSR set forth in this table utilizes the S&P 500 Information Technology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023. The comparison assumes $100 was invested for the period starting September 30, 2020, through the end of the listed fiscal year in the Company and in the S&P 500 Information Technology Index, respectively. Historical stock price performance is not necessarily indicative of future stock price performance.

5.
We determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in fiscal 2023. This financial performance measure may not have been the most important financial performance measure for fiscal 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

62	Fiscal Year 2023 Proxy Statement

Relationship Between “Compensation Actually Paid” and Financial Performance Measures
In accordance with Item 402(v) of Regulation S-K, the following charts set forth the relationship between Compensation Actually Paid (see footnote 2 above) to our PEO and the average of Compensation Actually Paid to our Non-PEO NEOs and the Company’s financial performance as measured by our TSR, our peer group TSR, our Net Income, and our Revenue.
Relationship Between Pay and Performance	In addition to the tabular disclosure above, the PVP Rules require us to describe the relationship between “Compensation Actually Paid” and the performance measures shown in the main table above.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and other NEOs in fiscal years 2021, 2022 and 2023 to (1) our TSR and the Standard & Poor’s 500 Information & Technology Index TSR, (2) our net income, and (3) our revenue.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company TSR and Peer Group TSR

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR and S&P 500 Information Technology Index TSR

Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
$161.91
$21.8
$145.50
$131.25
$117.89
$128.90
$13.8
$103.12
$7.2
$5.5
$4.6
$2.4
2019
2021
2022
2023
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
S&P 500 Information Technology Index TSR
Company TSR (FYE 2020 Indexed to $100)
François Locoh-Donou Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
F5, Inc. TSR
S&P 500 Information Technology Index TSR

Fiscal Year 2023 Proxy Statement	63

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Million)
25
20
15
10
5
0
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
$21.8
$7.2
$331.2
$5.5
$2.4
$322.2
$13.8
$4.6
$394.9
2021
2022
2023
François Locoh-Donou Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
F5, Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Revenue

Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
Revenue ($ Million)
$3,000
$2,700
$2,400
$2,100
$1,800
$1,500
$1,200
$900
$600
$300
$0
$21.8
$7.2
$5.5
$2.4
$13.8
$4.6
$2,603.4
$2,695.8
$2,813.2
2021
2022
2023
François Locoh-Donou Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
F5, Inc. Revenue

We believe the “compensation actually paid” in each of the years reported above are primarily reflective of the annual changes in our stock price performance and the performance of our PSUs. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, as well as the details on the terms of our short-term incentive program and our performance-vesting equity awards refer to our “Compensation Discussion and Analysis” (or “CD&A”).
64	Fiscal Year 2023 Proxy Statement

Tabular List of Most Important Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important financial and non-financial performance measures in linking Compensation Actually Paid to our PEOs and our Non-PEO NEOs for fiscal 2023 to Company performance. The measures in this table are not ranked and are described in our Compensation Discussion and Analysis.
Revenue
EBITDA
Diversity and Inclusion
Non-GAAP EPS
Relative TSR
Fiscal Year 2023 Proxy Statement	65

Report of the Audit & risk oversight Committee
The Audit & Risk Oversight Committee (the Audit Committee) consists of directors, each of whom, in the judgment of the Board of Directors, is an “independent director” as defined in the Nasdaq Listing Rules. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. The Audit Committee charter is available on the “Company — Investor Relations — ESG — Governance Documents” section of the Company’s website, located at https://investors.f5.com/esg/.

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting process and its internal controls over financial reporting, areas for which management has the primary responsibility. PricewaterhouseCoopers LLP, the independent registered public accounting firm (the “Auditors”), is responsible for expressing an opinion as to the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and for issuing the Auditors’ opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee oversees procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In conjunction with its oversight of major risks to the Company, the Audit Committee receives periodic updates on risk topics from Company leaders, including the Company’s Chief Information Security Officer and Chief Information Officer on technology risks and the status of the Company’s cybersecurity posture and risk mitigation efforts.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the Auditors the audited financial statements and the quarterly unaudited financial statements of the Company for the fiscal year ended September 30, 2023, matters relating to the Company’s internal controls over financial reporting, and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.
The Audit Committee discussed with the Auditors the overall scope and plans for the annual audit. The Audit Committee meets with the Auditors, with and without management present, to discuss the results of their examinations, their consideration of the Company’s internal controls in connection with their audit, and the overall quality of the Company’s financial reporting.
The Audit Committee reviewed with the Auditors their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has discussed and reviewed with the Auditors all matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission (the “SEC”).
The Audit Committee has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors’ communications with the Audit Committee concerning independence and has discussed with the Auditors the Auditors’ independence.
66	Fiscal Year 2023 Proxy Statement

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2023 be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC. The Audit Committee has also selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. The Board of Directors is recommending that shareholders ratify this selection at the Annual Meeting.
Respectfully submitted,

Marianne N. Budnik
Elizabeth L. Buse
Michael L. Dreyer
Tami Erwin
Peter S. Klein, Chair
Michael F. Montoya
Sripada Shivananda
Fees Paid to Pricewater- houseCoopers LLP	The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended September 30, 2023 and 2022:
	Years Ended September 30,
Fee Category	2023	2022
Audit Fees	$4,179,923	$3,950,336
Audit-Related Fees	$290,000	$275,000
Tax Fees	$184,820	$314,915
All Other Fees	$992	$992
Total Fees	$4,655,735	$4,541,243
Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings.
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with financial accounting and reporting standards, due diligence services in connection with acquisitions, and other services related to registration statements and public offerings.
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.
All Other Fees. Consists of software licensing fees for accounting research tools.
Fiscal Year 2023 Proxy Statement	67

Audit & Risk Oversight Committee Pre-Approval Procedures
The Audit Committee meets with our independent registered public accounting firm to approve the annual scope of accounting services to be performed and the related fee estimates. The Audit Committee also meets with our independent registered public accounting firm, on a quarterly basis, following completion of its quarterly reviews and annual audit and prior to our earnings announcements, to review the results of its work. During the course of the year, the Chair of the Audit Committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process. The Chair of the Audit Committee reports any interim pre-approvals at the following quarterly meeting. At each of the meetings, management and our independent registered public accounting firm update the Audit Committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved. During fiscal years 2022 and 2023, all services performed by PricewaterhouseCoopers LLP for the Company were pre-approved by the Audit Committee in accordance with the foregoing procedures.

Annual Independence Determination
The Audit Committee considered whether the provision of non-audit services is compatible with the principal accountants’ independence and concluded that the provision of non-audit services is and has been compatible with maintaining the independence of the Company’s external auditors.

68	Fiscal Year 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of January 8, 2024 by (a) each person known to the Company to own beneficially more than 5% of outstanding shares of Common Stock on January 8, 2024, (b) each director and nominee for director of the Company, (c) the NEOs, as defined herein, and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information.
Name and Address(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Common Stock Outstanding(2)
BlackRock, Inc.(3) 55 East 52nd Street, New York, New York 10055	5,846,797	9.94%
The Vanguard Group(4) 100 Vanguard Blvd., Malvern, PA 19355	7,048,486	11.99%
Hotchkis & Wiley Capital Management, LLC(5) 601 S. Figueroa Street 39th Fl, Los Angeles, CA 90017	5,147,865	8.76%
François Locoh-Donou(6)	132,274	*
Frank Pelzer(7)	34,176	*
Tom Fountain(8)	17,274	*
Kara Sprague(9)	58,616	*
Chad Whalen(10)	28,729	*
Marianne N. Budnik	728	*
Elizabeth L. Buse	3,434	*
Michel Combes	0	*
Michael L. Dreyer	5,347	*
Tami Erwin(11)	93	*
Alan J. Higginson	10,937	*
Peter S. Klein	11,254	*
Nikhil Mehta	7,030	*
Michael F. Montoya	2,482	*
Sripada Shivananda	4,402	*
All directors and executive officers as a group (16 people)(12)	339,186	*
*	less than 1%.
1.	Unless otherwise indicated, the address of each of the named individuals is c/o F5, Inc., 801 Fifth Avenue, Seattle, Washington 98104.
Fiscal Year 2023 Proxy Statement	69

Security Ownership of Certain Beneficial Owners and Management
2.
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire beneficial ownership within 60 days after January 8, 2024. Except as otherwise noted, to the Company’s knowledge each person or entity has sole voting and investment power with respect to the shares shown.

3.	As reported by BlackRock, Inc. in a Schedule 13G/A filed on April 6, 2023.
4.	As reported by The Vanguard Group in a Schedule 13G/A filed on February 9, 2023.
5.	As reported by Hotchkis & Wiley Capital Management, LCC in a Schedule 13G/A filed on February 14, 2023.
6.
Includes 6,609 shares of Common Stock underlying RSUs granted under the F5, Inc. Incentive Plan that are issuable within 60 days of January 8, 2024. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

7.
Includes 2,168 shares of Common Stock underlying RSUs granted under the F5, Inc. Incentive Plan that are issuable within 60 days of January 8, 2024. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

8.
Composed of 2,729 shares of Common Stock underlying RSUs granted under the F5, Inc. Incentive Plan that are issuable within 60 days of January 8, 2024. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

9.
Includes 2,776 shares of Common Stock underlying RSUs granted under the F5, Inc. Incentive Plan that are issuable within 60 days of January 8, 2024. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

10.
Includes 6,802 shares of Common Stock underlying RSUs granted under the F5, Inc. Incentive Plan that are issuable within 60 days of January 8, 2024. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

11.	Includes 93 shares of Common Stock held by Ms. Erwin’s mother over which Ms. Erwin has some direction but no pecuniary interest.
12.
Directors and current executive officers as of January 8, 2024. Includes 23,093 shares of Common Stock underlying RSUs granted under the F5, Inc. Incentive Plan that are issuable within 60 days of January 8, 2024. This does not include the shares of Common Stock underlying RSUs which are subject to future performance-based vesting as set forth in footnotes (3) and (4) to the Grants of Plan-Based Awards in Fiscal Year 2023 Table.

70	Fiscal Year 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
EQUITY COMPENSATION PLAN INFORMATION	The following table provides information as of September 30, 2023 with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.
	Column A	Column B	Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (total securities authorized but unissued under the plans, less Column A)
Equity compensation plans approved by security holders(1)	1,716,491(2)	$35.32(3)	7,555,942(4)
Equity compensation plans not approved by security holders(5)	115,064(6)	—	7,096
Total	1,831,555	$35.32	7,563,038
1.
Consists of the F5, Inc. Incentive Plan, the F5 Networks, Inc. Assumed Nginx Inc. 2011 Share Plan (the “Assumed Nginx Plan”), the F5 Networks, Inc. Assumed Shape 2011 Stock Plan (the “Assumed Shape Plan”), the F5 Networks, Inc. Assumed Volterra 2017 Stock Plan (the “Assumed Volterra Plan”), and the F5, Inc. Assumed Lilac Cloud 2018 Equity Incentive Plan (the “Assumed Lilac Plan”). The Company terminated the Assumed Nginx Plan effective October 31, 2019 and no additional shares may be issued from the Assumed Nginx Plan. The Company terminated the Assumed Shape Plan effective December 28, 2020 and no additional shares may be issued from the Assumed Shape Plan. The Company terminated the Assumed Volterra Plan effective October 29, 2021 and no additional shares may be issued from the Assumed Volterra Plan. The Company terminated the Assumed Lilac Plan effective October 31, 2023 and no additional shares may be issued from the Assumed Lilac Plan.

2.
Includes 6,010 shares issuable upon exercise of outstanding options under the Assumed Nginx Plan, 51,144 shares issuable upon exercise of outstanding options under the Assumed Shape Plan, 46,738 shares issuable upon exercise of outstanding options and 47,019 shares issuable upon vesting of outstanding RSUs granted under the Assumed Volterra Plan, 1,936 shares issuable upon exercise of outstanding options under the Assumed Lilac Plan, and 1,603,644 shares issuable upon vesting of outstanding RSUs granted under the F5, Inc. Incentive Plan. Also included are performance-based RSU awards reported as outstanding at maximum achievement — 200% of the target award.

3.	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, including performance-based RSU awards, which have no exercise price.
4.	Includes 2,444,575 shares reserved for issuance under the F5, Inc. Employee Stock Purchase Plan (ESPP).
5.
Consists of the F5 Networks, Inc. Nginx Acquisition Equity Incentive Plan (the “Nginx Acquisition Plan”), the F5 Networks, Inc. Shape Acquisition Equity Incentive Plan (the “Shape Acquisition Plan”), the F5 Networks, Inc. Threat Stack Acquisition Equity Incentive Plan (the “Threat Stack Acquisition Plan”), the F5 Networks, Inc. Volterra Acquisition Equity Incentive Plan (the “Volterra Acquisition Plan”), and the F5, Inc. Lilac Acquisition Equity Incentive Plan (the “Lilac Acquisition Plan”). The material features of each of these equity compensation plans are set forth in Note 10 in our financial statements, “Summary of Significant Accounting Policies — Stock-based Compensation” included in our Annual Report to Shareholders on Form 10-K for the year ended September 30, 2023. The Company terminated the Traffix 2007 Plan effective January 3, 2014 and no additional shares may be issued from the Traffix 2007 Plan. The Company terminated the Nginx Acquisition Plan effective October 31, 2019 and no additional shares may be issued from the Nginx Acquisition Plan. The Company terminated the Shape Acquisition Plan effective December 28, 2020 and no additional shares may be issued from the Shape Acquisition Plan. The Company terminated the Threat Stack Acquisition Plan effective January 10, 2022 and no additional shares

Fiscal Year 2023 Proxy Statement	71

Security Ownership of Certain Beneficial Owners and Management
may be issued from the Threat Stack Acquisition Plan. The Company terminated the Volterra Acquisition Plan effective October 29, 2021 and no additional shares may be issued from the Volterra Acquisition Plan. The Company terminated the Lilac Acquisition Plan effective October 31, 2023 and no additional shares may be issued from the Lilac Acquisition Plan.
6.
Includes 19 shares issuable upon vesting of outstanding RSUs granted under the Nginx Acquisition Plan, 20,754 shares issuable upon vesting of outstanding RSUs granted under the Shape Acquisition Plan, 6,915 shares issuable upon vesting of outstanding RSUs granted under the Threat Stack Acquisition Plan, 39,472 shares issuable upon vesting of outstanding RSUs granted under the Volterra Acquisition Plan, and 47,904 shares issuable upon vesting of outstanding RSUs granted under the Lilac Acquisition Plan.

72	Fiscal Year 2023 Proxy Statement

Proposal one:
Election of Eleven Directors
At the Annual Meeting, the shareholders will vote on the election of eleven directors nominated by the Board of Directors to serve until the Annual Meeting of Shareholders for fiscal year 2024, and until their successors are elected and qualified. The Board of Directors has nominated Marianne N. Budnik, Elizabeth L. Buse, Michel Combes, Michael L. Dreyer, Tami Erwin, Alan J. Higginson, Peter S. Klein, François Locoh-Donou, Nikhil Mehta, Michael F. Montoya, and Sripada Shivananda for election to the Board of Directors. The nominees indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. At the Annual Meeting, the proxies being solicited will be voted for no more than eleven nominees.
Majority Vote Standard for Director Election
The Company’s Bylaws require that in an uncontested election each director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. A share whose ballot is marked as withheld, which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction shall not be considered a vote cast. In a contested election, the directors will be elected by the vote of a plurality of the votes cast. A contested election is one in which the number of nominees exceeds the number of directors to be elected.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as explained in the next paragraph, an incumbent director who is not elected because that director does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of that director’s resignation.
The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. The Nominating and ESG Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote in an uncontested election and make a recommendation to the Board of Directors about filling the office. The Board of Directors will act on the Nominating and ESG Committee’s recommendation and within 90 days after the certification of the shareholder vote will disclose publicly its decision. No director who fails to receive a majority vote in an uncontested election will participate in the Nominating and ESG Committee’s recommendation or the Board of Directors’ decision about filling the vacancy.
For additional information, the complete Bylaws are available on our website at www.f5.com under the “Company — Investor Relations — ESG — Governance Documents” section.

The Board of Directors recommends a vote “FOR” the election of all of the nominees.
Fiscal Year 2023 Proxy Statement	73

Advisory Vote to Approve Executive Compensation
Proposal TWO:
Advisory Vote to Approve Executive Compensation
Our shareholders are entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The Company is presenting this proposal, which gives shareholders the opportunity to endorse or not endorse our executive compensation programs through an advisory vote for or against the following resolution:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC including in the Compensation Discussion and Analysis, the compensation tables, and related disclosures in the Proxy Statement.”
•
As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” beginning at page 35, our executive compensation programs are designed to directly link executive officer compensation to and to reward executive officers for the Company’s financial performance and the creation of shareholder value. We believe that our executive compensation programs have achieved these objectives, and the Board of Directors urges shareholders to approve the compensation of our NEOs by voting FOR the resolution set forth above. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors:

The Company’s Strong Performance	• Record annual revenue $2.8 billion, up 4% over fiscal year 2022
• Cash flow from operations of $653 million
• GAAP net income of $395 million
• $350 million returned to shareholders through share repurchases
• Ranked #1 in Fortune Modern Board
• Application Delivery Controller 2023 PeerSpot Tech Leader Award
• F5 named among 2023 America’s Climate Leaders in USA Today and Statista
• Merit Award Silver recipient for Excellence in Brand Activation
• F5 named in the Top 10 in the Computer Services sector for America’s Most JUST Companies, by JUST Capital
• Ten company employees were included in CRN’s 2023 Women of the Channel
Compensation and Governance Programs	We emphasize pay for performance and align executive compensation with the Company’s business objectives and performance, and the creation of shareholder value.
Incentive-based compensation is at risk if certain threshold performance metrics are not achieved.
•	Our compensation programs do not encourage excessive or unnecessary risks that could have a material adverse effect on the Company’s value or operating results.
•	We conduct an annual review of our executive compensation programs and use peer and survey group data to evaluate these programs to ensure they achieve the desired goals and objectives.
74	Fiscal Year 2023 Proxy Statement

Advisory Vote to Approve Executive Compensation
•	We have adopted stock ownership and stock holding guidelines for our executive officers to further ensure that the interests of the executive officers are aligned with those of our shareholders.
•
Company executives are required to retain the net shares received as the result of the vesting of RSUs granted during fiscal year 2022 or thereafter for a minimum period of one year after such vesting, which encourages alignment of long-term incentives between executives and shareholders.

•
We have a policy that prohibits executive officers from engaging in short sales of the Company’s securities, transactions in puts, calls, or other derivative securities on an exchange or in any other organized market, and hedging transactions related to the Company’s securities. In addition, executive officers are prohibited, except under certain limited exceptions, from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

•
We believe the revenue and EBITDA targets used for the cash incentive compensation are appropriate measurements as the Company’s ability to deliver consistent and strong financial performance is of crucial importance in maintaining and growing shareholder value, while the D&I target ensures the Company builds a culture of belonging and representation. The Company believes these targets further the shared interests of the Company’s executive officers and shareholders and promote the Company’s business strategies and objectives. The targets approved by the Compensation Committee each fiscal year require solid execution by the executive team. While the Compensation Committee believes these targets reflect metrics that drive the creation of shareholder value over time, the Compensation Committee also evaluates market conditions for executive compensation, shareholder feedback, and the inputs of various proxy advisory services. Consistent with shareholder feedback, the Company differentiates between the long-term performance metrics and the short-term cash incentive program. The Committee adopted the following long-term performance-based equity incentive metrics:

•	annualized total Company revenue to continue the executive focus on revenue growth while providing incentives for a longer-term view of that growth;
•	non-GAAP Earnings Per Share to focus on profitability; and
•	a relative total shareholder return component benchmarked against the S&P 500 to continue to align the compensation of the NEOs with shareholder return.
•
We conduct a shareholder advisory vote on executive compensation on an annual basis and meet regularly with shareholders and analysts. The Committee believes that the results of last year’s vote represents overall approval of the Company’s executive compensation plan.

As an advisory vote, this proposal is not binding on the Company. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding the Company’s NEOs.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures.

Fiscal Year 2023 Proxy Statement	75

Ratification of Independent Registered Public Accounting Firm
Proposal tHREE:
Ratification of Independent Registered Public Accounting Firm
The Board of Directors requests that the shareholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to questions by shareholders.
Although not required by the Company’s Bylaws or otherwise, the Audit & Risk Oversight Committee and the Board of Directors believe it appropriate, as a matter of good corporate practice, to request that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2024. If the shareholders do not so ratify, the Audit & Risk Oversight Committee will reconsider the appointment and may retain PricewaterhouseCoopers LLP or another firm without re-submitting the matter to the Company’s shareholders. Even if the shareholders vote on an advisory basis in favor of the appointment, the Audit & Risk Oversight Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

The Board of Directors recommends a vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
76	Fiscal Year 2023 Proxy Statement

Other Business
Neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Shareholder Proposals for the Annual Meeting for Fiscal Year 2024
Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2024 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our Common Stock in accordance with Rule 14a-8(b), to our principal executive offices in care of our Secretary, F5, Inc., 801 Fifth Avenue, Seattle, Washington 98104. We must receive all submissions no later than the close of business (5:00 p.m. Pacific Time) on September 28, 2024. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In addition, the Company’s Bylaws provide that any shareholder intending to propose any nominations or other business at our Annual Meeting for fiscal year 2024 pursuant to the Company’s Bylaws must provide advance notice and such advance notice must be delivered to and received by the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting, which in the case of the Annual Meeting for fiscal year 2024 would mean no earlier than November 14, 2024, and no later than December 14, 2024. However, the Bylaws also provide that in the event the date of the Annual Meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s Proxy Statement, this advance notice must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or in the event public announcement of the date of such Annual Meeting is first made by the Company fewer than one hundred (100) days prior to the date of such Annual Meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. Each shareholder’s notice must contain, among other things, the following information as to each matter the shareholder proposes to bring before the Annual Meeting: (A) a brief description of the business desired to be brought before the Annual Meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the Annual Meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and any shareholder associated person, (C) the class and number of shares of the Company that are beneficially owned by the shareholder and any shareholder associated person, and (D) the other information required by the Bylaws, including any other information reasonably requested by the Company. With respect to any shareholder nominees for director such notice shall include as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age,
Fiscal Year 2023 Proxy Statement	77

Other Business
business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivatives positions held or beneficially held by the nominee, (D) a description of any agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivatives, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any such nominee with respect to the Company’s securities, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (F) the other information required by the Bylaws, including any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election or reelection of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the Proxy Statement, if any, as a nominee and to serving as a director if elected or reelected, as the case may be) or the Company’s Bylaws. Shareholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must be sure to comply with the requirements of Rule 14-19(b).
The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal, including nomination, that does not comply with these and other applicable requirements, and submission of a shareholder proposal or nomination does not guarantee that it will be included in the Proxy Statement or be presented at the Annual Meeting.
A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.
Information Referenced in this Proxy Statement
The content of the websites referred to in this Proxy Statement are not deemed to be part of, and are not incorporated by reference into, this Proxy Statement.
Proxy Materials Are Available on the Internet
We are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or around January 26, 2024, we mailed a Notice of Internet Availability of Proxy Materials to some of our shareholders. The notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
78	Fiscal Year 2023 Proxy Statement

Other Business
Householding of
Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials, including Proxy Statements and Annual Reports to Shareholders, with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for the Company by reducing printing and postage costs. Under this procedure, the Company will deliver only one copy of the applicable proxy materials, including the Company’s Annual Report to Shareholders for Fiscal Year 2023 (the “2023 Annual Report”) and this Proxy Statement, to multiple shareholders who share the same address (if they appear to be members of the same family), unless the Company has received contrary instructions from an affected shareholder.
The 2023 Annual Report and this Proxy Statement may be found under the “Company — Investor Relations — Financials” section of the Company’s website at www.f5.com. The Company will deliver promptly upon written or oral request a separate copy of the applicable proxy materials to any shareholder at a shared address to which a single copy of those materials was delivered. To receive a separate copy of such proxy materials, shareholders should contact the Company at: Investor Relations, F5, Inc., 801 Fifth Avenue, Seattle, Washington 98104. The Company’s telephone number at that location is (206) 272-5555.
If you are a shareholder, share an address and last name with one or more other shareholders and would like either to request delivery of a single copy of the Company’s proxy materials for yourself and other shareholders who share your address or to revoke your householding consent and receive a separate copy of such proxy materials in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
A number of brokerage firms also have instituted householding. If you hold your shares in “street name,” please contact your broker, nominee, or other holder of record to request information about householding.
By Order of the Board of Directors

Scot F. Rogers
Secretary
Fiscal Year 2023 Proxy Statement	79

F5, INC.
801 FIFTH AVENUE
SEATTLE, WASHINGTON 98104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FFIV2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V28357-P98925 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F5, INC.

The Board of Directors recommends you vote FOR the following 11 Director Nominees:

Nominees:

		For	Against	Abstain
1a.	Marianne N. Budnik	☐	☐	☐
1b.	Elizabeth L. Buse	☐	☐	☐
1c.	Michel Combes	☐	☐	☐
1d.	Michael L. Dreyer	☐	☐	☐
1e.	Tami Erwin	☐	☐	☐
1f.	Alan J. Higginson	☐	☐	☐
1g.	Peter S. Klein	☐	☐	☐
1h.	François Locoh-Donou	☐	☐	☐
1i.	Nikhil Mehta	☐	☐	☐
1j.	Michael F. Montoya	☐	☐	☐
1k.	Sripada Shivananda	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
3. Ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

NOTE: This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. **UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2 AND FOR PROPOSAL 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

V28358-P98925

F5, INC.
FISCAL YEAR 2023
ANNUAL MEETING OF SHAREHOLDERS
March 14, 2024

The undersigned hereby appoints François Locoh-Donou and Scot F. Rogers (collectively, the “proxies“), and each of them, with full power of substitution, as proxies to vote at the annual meeting of shareholders of F5, Inc. (the "Company") for fiscal year 2023, to be held on March 14, 2024 at 11:00 a.m., Pacific Time, by live webcast at www.virtualshareholdermeeting.com/FFIV2024, and at any adjournment or postponement thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company, held or owned by the undersigned, as directed on the reverse side of this proxy card, and in his discretion upon such other matters as may come before the meeting.

This proxy is revocable and when properly executed, will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO BE SIGNED ON REVERSE SIDE